As filed with the Securities and Exchange Commission on February 16, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933
Chegg, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-3237489 (I.R.S. Employer Identification No.)
3990 Freedom Circle
Santa Clara, CA 95054
(408) 855-5700
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)
Dan Rosensweig
President, Chief Executive Officer and Co-Chairperson
Chegg, Inc.
3990 Freedom Circle
Santa Clara, CA 95054
(408) 855-5700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Please send copies of all communications to:

David A. Bell Katherine K. Duncan Fenwick & West LLP 801 California Street Mountain View, CA 94041 (650) 988-8500	Woodie Dixon, Jr. General Counsel Chegg, Inc. 3990 Freedom Circle Santa Clara, CA 95054 (408) 855-5700	Emily Roberts Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Securities to be offered by us: Common Stock, $0.001 par value per share
Securities to be offered by selling stockholder: Common Stock, $0.001 par value per share
_____________
(1)Not required to be included pursuant to Form S-3 General Instruction II.E.
(2)In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of the registration fee, which will be paid on a pay-as-you-go basis in accordance with Rule 457(r).

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and neither we nor the selling stockholder are soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)
Dated February 16, 2021
$800,000,000
Chegg, Inc.
Common Stock
_____________
Chegg, Inc. is offering $800,000,000 of shares of its common stock. We and the selling stockholder identified in this prospectus are offering $120,000,000 of shares of common stock if and to the extent that the underwriters exercise their option to purchase additional shares described below. We will not receive any of the proceeds from the sale of shares by the selling stockholder.
Our common stock is listed on The New York Stock Exchange under the symbol “CHGG.” On February 12, 2021, the reported closing sale price of our common stock on The New York Stock Exchange was $113.51 per share.
Investing in our common stock involves risks. See “Risk Factors” beginning on page 13, and under similar headings in other documents which are incorporated by reference herein.
_____________

	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds, Before Expenses, to Chegg
Per share	$	$	$
Total	$	$	$
_____________
(1)    See “Underwriters.”
We and Dan Rosensweig, our President, Chief Executive Officer and Co-Chairperson of our board of directors, who is the selling stockholder, have granted the underwriters the option to purchase, for 30 days after the date of this prospectus, up to an additional $120,000,000 of shares of common stock, consisting of 300,000 shares of common stock from the selling stockholder and the remainder to be issued by us, at the public offering price less the underwriting discounts and commissions.
Neither the Securities and Exchange Commission nor any state regulators has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of common stock to purchasers on          , 2021.
_____________

Morgan Stanley	Goldman Sachs & Co. LLC	Allen & Company LLC
 The date of this prospectus is          , 2021

_____________
Neither we, the selling stockholder, nor the underwriters have authorized anyone to provide you with any information other than the information contained or incorporated by reference in this prospectus or any free writing prospectus prepared by or on behalf of us and the selling stockholder to which we have referred you. We, the selling stockholder and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we, the selling stockholder, nor the underwriters are making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus or any free writing prospectus prepared by or on behalf of us and the selling stockholder to which we have referred you is accurate only as of the date thereof, regardless of the time of delivery of such document or of any sale of our shares of common stock. Our business, financial condition and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus, including the documents incorporated by reference herein or any free writing prospectus prepared by or on behalf of us and the selling stockholder to which we have referred you, in making your investment decision.
For investors outside the United States: Neither we, the selling stockholder, nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside of the United States.
Chegg, Chegg.com, Chegg Study, internships.com, Research Ready, EasyBib, the Chegg “C” logo, and Thinkful, are some of our trademarks used in this prospectus. Solely for convenience, our trademarks, trade names and service marks referred to in this prospectus appear without the ®, ™ and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names. Other trademarks appearing in this prospectus are the property of their respective holders.

PROSPECTUS SUMMARY
This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus and the information incorporated by reference, including "Risk Factors," the financial statements, and related notes, and the other information that we incorporate by reference herein and therein. Unless the context otherwise requires, we use the terms “Chegg,” “we,” “us,” the “Company” and “our” in this prospectus to refer to Chegg, Inc. and its subsidiaries and the term "selling stockholder" refers only to the selling stockholder named in the "Selling Stockholder" section of this prospectus.
Chegg, Inc.
We strive to improve educational outcomes by putting the student first. We support students on their journey from high school to college and into their careers with tools designed to help them learn their course materials, succeed in their classes, save money on required materials, and learn the most in-demand skills. Our services are available online, anytime and anywhere.
Students subscribe to our subscription services, which we collectively refer to as Chegg Services. Our primary Chegg Services include Chegg Study, Chegg Writing, Chegg Math Solver, Chegg Study Pack, Thinkful, and Mathway. Our Chegg Study subscription service provides “Expert Questions and Answers” and step-by-step “Textbook Solutions,” helping students with their course work. When students need writing help, including plagiarism detection scans and creating citations for their papers, they can use our Chegg Writing service. Our Chegg Math Solver subscription service helps students understand math by providing a step-by-step math solver and calculator. We also offer our Chegg Study Pack as a premium subscription bundle of our Chegg Study, Chegg Writing, and Chegg Math Solver services. Our Thinkful skills-based learning platform offers professional courses focused on the most in-demand technology skills. In June 2020, we completed our acquisition of Mathway, LLC ("Mathway"), an online, on-demand math problem solving company that covers a vast range of subject areas in mathematics, including pre-algebra, algebra, trigonometry, pre-calculus, calculus, and linear algebra and related disciplines. In 2020, approximately 6.6 million students subscribed to our Chegg Services, an increase of 67% year over year from 3.9 million in 2019. Also in 2020, there were approximately 476 million Chegg study content views.
Required Materials includes our print textbook and eTextbook offerings, which help students save money compared to the cost of buying new. We offer an extensive print textbook library primarily for rent and also for sale both on our own and through our print textbook partners. We partner with a variety of third parties to source print textbooks and eTextbooks directly or indirectly from publishers in the United States, including Cengage Learning, Pearson, McGraw Hill, Sage Publications, and John Wiley & Sons, Inc.
Risks Associated with our Business and an Investment in our Common Stock
Our business, financial condition, results of operations and prospects are subject to numerous risks. These risks include, among others, that:
•The full effect of the COVID-19 pandemic is uncertain and cannot be predicted. The COVID-19 pandemic could worsen, or its effects may be prolonged, which could lead to a materially adverse effect on our business and results of operations.
•Our limited operating history and evolving digital offerings make it difficult to evaluate our current business and future prospects, and predict results of operations.
•Our future revenue depends on our ability to continue to attract new students, which have an inherently high rate of turnover primarily due to graduation.

•If search engines’ methodologies are modified or our search result page rankings decline for other reasons, student engagement with our website could decline, which may harm our business and results of operations.
•We face competition in aspects of our business, and we expect such competition to increase.
•We have a history of losses and we may not achieve or sustain profitability in the future.
•We rely on AWS and other third-party software and service providers to provide systems, storage, and services for our website and any disruption of such services or a material change to our arrangements could adversely affect our business.
•Our wide variety of accepted payment methods subjects us to third-party payment processing-related risks, including risks associated with credit card fraud.
•Our business is seasonal, and increased risk from disruption during peak periods makes our operating results difficult to predict.
•We depend on mobile app stores and operating systems to grow our student user base and their engagement with our learning platform.
•If we fail to convince brands of the benefits of advertising on our learning platform, or if platforms such as Google Chrome, Safari, or Firefox limit our access to advertising and marketing audiences, or the data required to effectively reach those audiences, our business could be harmed.
•Government regulation of education and student information is evolving, and unfavorable developments could have an adverse effect on our results of operations.
•Colleges and certain governments may restrict online access or access to our website, which could lead to the loss of or slowing of growth in our student user base and their level of engagement with our platform.
•Our international operations, and the expansion thereof, subject us to increased challenges, risks, and costs, which could adversely affect our business, financial condition, and results of operations.
•If we become subject to liability for the Internet content that we publish or that is uploaded to our websites by students, our results of operations could be adversely affected.
•Computer malware, viruses, hacking, phishing attacks, and spamming could harm our business and results of operations.
•Our stock price has been and will likely continue to be volatile.
•We may be subject to short selling strategies that may drive down the market price of our common stock.
•Our management will have broad discretion as to the use of the proceeds from this offering and we may not use the proceeds effectively.
•If you purchase shares of common stock sold in this offering you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in the future.

If we are unable to adequately address these and other risks we face, our business, financial condition, results of operations and prospects may be materially and adversely affected. In addition, there are numerous risks related to an investment in our common stock.
Company Information
We were incorporated in Delaware in July 2005. We launched our online print textbook rental business in 2007. We hired our current Chief Executive Officer in 2010, who implemented our current business strategy to create the leading direct-to-student learning platform for students to help them improve their outcomes. Beginning in 2010, we made a series of strategic acquisitions to expand our Chegg Services, including Cramster in 2010 to add Chegg Study, InstaEDU in 2014 to add tutoring services, internships.com in 2014 to add to Chegg Internships, Imagine Easy Solutions in 2016 to add Chegg Writing and programmatic advertising, Cogeon GmbH in 2017 to add Chegg Math Solver, WriteLab in 2018 to add enhanced features to Chegg Writing, StudyBlue in 2018 to add Chegg Prep, Thinkful in 2019 to add a skills-based learning platform and Mathway in 2020 to strengthen our Chegg Math Solver. We completed our initial public offering in November 2013, a follow-on offering in August 2017, and issued convertible senior notes in April 2018, March/April 2019, and August 2020. Our common stock is listed on the New York Stock Exchange under the symbol “CHGG.” Our principal executive offices are located at 3990 Freedom Circle, Santa Clara, California 95054 and our telephone number is (408) 855-5700.

ESTIMATED PRELIMINARY UNAUDITED RESULTS FOR THE
THREE MONTHS AND YEAR ENDED DECEMBER 31, 2020
Presented below are certain estimated preliminary unaudited financial results for the three months and year ended December 31, 2020. Our actual results may vary from the estimated preliminary results presented here and will not be finalized until after we close this offering. We have not identified any unusual or unique events or trends that occurred during the period that we believe will materially affect these estimates.
These are forward-looking statements and may differ materially from actual results. These estimates should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with U.S. generally accepted accounting principles. Accordingly, you should not place undue reliance on these preliminary unaudited results. Please refer to “Special Note Regarding Forward-Looking Statements.” These estimated preliminary results should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports on file with the Securities and Exchange Commission and incorporated by reference into this prospectus and the consolidated financial statements and related notes thereto and "Risk Factors" included herein. For additional information, please see “Information Incorporated by Reference.”
This data has been prepared by, and is the responsibility of, Chegg management. Our independent registered public accounting firm, Deloitte & Touche LLP, has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial results. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(unaudited, in thousands except per share amounts)
Net revenues	$205,721	$125,504	$644,338	$410,926
Cost of revenues(1)	57,133	26,165	205,417	92,182
Gross profit	148,588	99,339	438,921	318,744
Operating expenses:
Research and development(1)	46,949	38,573	170,905	139,772
Sales and marketing(1)	21,293	16,235	81,914	63,569
General and administrative(1)	31,128	27,445	129,349	97,489
Restructuring charges	—	—	—	97
Total operating expenses	99,370	82,253	382,168	300,927
Income from operations	49,218	17,086	56,753	17,817
Interest expense, net and other income, net:
Interest expense, net	(21,977)	(13,557)	(66,297)	(44,851)
Other income, net	1,287	5,492	8,683	20,063
Total interest expense, net and other income, net	(20,690)	(8,065)	(57,614)	(24,788)
Income (loss) before provision for income taxes	28,528	9,021	(861)	(6,971)
Provision for income taxes	2,485	802	5,360	2,634
Net income (loss)	$26,043	$8,219	$(6,221)	$(9,605)
Net income (loss) per share:
Basic	0.20	0.07	(0.05)	(0.08)
Diluted	0.18	0.06	(0.05)	(0.08)
Weighted average shares used to compute net income (loss) per share:
Basic	128,955	121,151	125,367	119,204
Diluted	141,297	129,150	125,367	119,204

_____________
(1)Includes share-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(unaudited, in thousands)
Cost of revenues	$306	$131	$950	$426
Research and development	8,544	6,353	31,588	22,229
Sales and marketing	2,553	1,975	9,606	7,380
General and administrative	13,243	9,095	41,911	34,874
Total share-based compensation expense	$24,646	$17,554	$84,055	$64,909
Additional Operating Results (Unaudited)
Chegg Services Revenue. Chegg Services Revenue for the three and twelve months ended December 31, 2020 was $176.0 million and $521.2 million, respectively, as compared to $107.3 million and $332.2 million, respectively, as compared to the same periods in 2019.
Required Materials Revenue. Required Materials Revenue for the three and twelve months ended December 31, 2020 was $29.8 million and $123.1 million, respectively, as compared to $18.2 million and $78.7 million, respectively, as compared to the same periods in 2019.
Capital Expenditures. Capital expenditures for the years ended December 31, 2020 and 2019 were as follows:

	Year Ended December 31,
	2020	2019
	(unaudited, in thousands)
Purchases of property and equipment	$81,317	$42,326
Purchases of textbooks	$58,567	$—
Non-GAAP Financial Measures (Unaudited)
To provide investors with additional information regarding our financial results, we have disclosed (1) non-GAAP net income, (2) Adjusted EBITDA, and (3) free cash flow, each financial measures not presented in accordance with generally accepted accounting principles in the United States ("GAAP"). We have provided a reconciliation below of non-GAAP net income, Adjusted EBITDA and free cash flow to the most directly comparable GAAP financial measures below.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies.
We define (1) adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for print textbook depreciation expense and to exclude share-based compensation expense, other income, net, acquisition-related compensation costs, the loss from impairment on strategic equity investment, the donation from Chegg Foundation, and restructuring charges; (2) non-GAAP net income as net income (loss) excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, amortization of debt discount and issuance costs, the loss on early extinguishment of debt, the loss from impairment on strategic equity investment, the donation from Chegg Foundation, and restructuring charges; and (3) free cash flow as net cash provided by operating activities excluding purchases of property and equipment, purchases of textbooks and proceeds from disposition of textbooks.
We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding items that may not be indicative of our core business, operating results or future outlook. Our management uses these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of our performance to prior periods.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(unaudited, in thousands)
Non-GAAP net income	$77,797	$44,828	$180,203	$118,029
Adjusted EBITDA	$87,865	$46,996	$207,058	$125,014

	Year Ended December 31,
	2020	2019
	(unaudited, in thousands)
Free cash flow	$104,127	$71,077
The following tables present a reconciliation of (1) non-GAAP net income to the most directly comparable GAAP financial measure, which is net income (loss), (2) Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss), and (3) free cash flow to the most directly comparable GAAP financial measure, which is net cash provided by (used in) operating activities, for each of the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(unaudited, in thousands)
Net income (loss)	$26,043	$8,219	$(6,221)	$(9,605)
Share-based compensation expense	24,646	17,554	84,055	64,909
Amortization of intangible assets	4,403	2,489	14,278	7,482
Acquisition-related compensation costs	71	3,478	9,232	10,466
Amortization of debt discount and issuance costs	21,663	13,088	64,573	43,202
Loss on early extinguishment of debt	971	—	4,286	—
Loss from impairment of strategic equity investment	—	—	10,000	—
Donation from Chegg Foundation	—	—	—	1,478
Restructuring charges	—	—	—	97
Non-GAAP net income	$77,797	$44,828	$180,203	$118,029

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(unaudited, in thousands)
Net income (loss)	$26,043	$8,219	$(6,221)	$(9,605)
Interest expense, net	21,977	13,557	66,297	44,851
Provision for income taxes	2,485	802	5,360	2,634
Print textbook depreciation expense	4,698	—	15,397	—
Other depreciation and amortization expense	13,930	8,878	47,018	30,247
EBITDA	69,133	31,456	127,851	68,127
Print textbook depreciation expense	(4,698)	—	(15,397)	—
Share-based compensation expense	24,646	17,554	84,055	64,909
Other income, net	(1,287)	(5,492)	(8,683)	(20,063)
Acquisition-related compensation costs	71	3,478	9,232	10,466
Loss from impairment of strategic equity investment	—	—	10,000	—
Donation from Chegg Foundation	—	—	—	1,478
Restructuring charges	—	—	—	97
Adjusted EBITDA	$87,865	$46,996	$207,058	$125,014

	Year Ended December 31,
	2020	2019
	(unaudited, in thousands)
Net cash provided by operating activities	$236,442	$113,403
Purchases of property and equipment	(81,317)	(42,326)
Purchases of textbooks	(58,567)	—
Proceeds from disposition of textbooks	7,569	—
Free cash flow	$104,127	$71,077
As presented in the tables above, each of the non-GAAP financial measures excludes one or more of the following items:
Share-based compensation expense. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, our management excludes this item from our internal operating forecasts and models. Our management believes that non-GAAP measures adjusted for share-based compensation expense provide investors with a basis to measure our core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
Amortization of intangible assets. We amortizes intangible assets that we acquire in conjunction with business combinations, which results in non‑cash operating expenses that would not otherwise have been incurred had we internally developed such intangible assets. We believe excluding the accounting expense associated with acquired intangible assets from non-GAAP measures allows for a more accurate assessment of our ongoing operations.
Acquisition-related compensation costs. Acquisition-related compensation costs include compensation expense resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related compensation costs are not factored into our management's evaluation of potential acquisitions or our performance after completion of acquisitions, because they are not related to our core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare our results against those of other companies without the variability caused by purchase accounting.
Amortization of debt discount and issuance costs. Under GAAP in effect during the fiscal year ended December 31, 2020 (ASC 470-20), we are required to separately account for the liability (debt) and equity (conversion option) components of our convertible senior notes that were issued in private placements. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the debt discount and issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense are excluded from our management's assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors an enhanced view of our performance and enables the comparison of period-over-period results.
Loss on early extinguishment of debt. We have extinguished, exchanged, or settled conversion requests for our 0.25% convertible senior notes due in 2023 (2023 notes). Under GAAP, we are required to compare the fair value of such 2023 notes to the respective carrying amount and record a gain or loss. The loss on early extinguishment of debt is a non-cash expense, and we believe its exclusion provides investors with a better comparison of period-over-period results.
Loss from impairment of strategic equity investment. The loss from impairment of strategic equity investment represents a one-time event to record an impairment charge on our strategic equity investment in WayUp, Inc. The loss from impairment of strategic equity investment is a non-cash expense and we believe the exclusion of the impairment charge from non-GAAP financial measures provides investors with a better comparison of period-over-period results.
Donation from Chegg Foundation. The donation from Chegg Foundation represents a one-time event to transfer funds to a third party, for the benefit of Chegg.org, our not for profit arm. We believe that it is appropriate to exclude the donation from Chegg Foundation from non-GAAP financial measures because it is the result of a discrete event that is not considered a core-operating activity and enables the comparison of period-over-period operating results.

THE OFFERING

Common stock offered by us	shares.

Common stock to be outstanding after this offering	shares ( shares if the option to purchase additional shares is exercised in full).

Option to purchase additional shares of common stock	We and the selling stockholder have granted to the underwriters the option, exercisable for 30 days, to purchase up to an aggregate of additional shares of our common stock, consisting of shares from us and shares from the selling stockholder.

Use of proceeds
We intend to use the net proceeds to us from this offering for general corporate purposes, which may include acquisitions or other strategic transactions and the repayment of indebtedness. We will not receive any proceeds from the sale of shares by the selling stockholder. See “Use of Proceeds.”

Risk factors	See “Risk Factors” for a discussion of factors that you should consider carefully before deciding whether to purchase shares of our common stock.

New York Stock Exchange symbol	“CHGG”
The number of shares of common stock to be outstanding after this offering is based on 129,343,524 shares of our common stock outstanding as of December 31, 2020, and excludes:
•    627,317 shares of common stock issuable upon the exercise of outstanding stock options as of December 31, 2020, with a weighted-average exercise price of $7.86 per share;
•    4,816,000 shares subject to performance-based or other restricted stock units ("RSUs") outstanding as of December 31, 2020;
•     94,483 shares subject to RSUs granted after December 31, 2020 between January 1, 2021 and January 31, 2021;
•    up to 29,102,739 shares issuable upon conversion of our outstanding convertible senior notes, assuming conversion of each series of notes at the applicable initial conversion rate, as of December 31, 2020, as described in Note 8, "Convertible Senior Notes,” of our financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is incorporated by reference in this prospectus;
•    29,158,085 shares of common stock reserved for future issuance under our 2013 Equity Incentive Plan as of December 31, 2020, plus annual increases thereunder; and
•    8,688,210 shares of common stock reserved for future issuance under our 2013 Employee Stock Purchase Plan as of December 31, 2020, plus annual increases thereunder.
Unless otherwise noted, all information in this prospectus assumes no exercise of the underwriters’ option to purchase additional shares of common stock from us and the selling stockholder, no exercise of outstanding stock options or warrants, and does not reflect the vesting of any RSUs outstanding as of December 31, 2020.

SUMMARY CONSOLIDATED FINANCIAL DATA
The following table summarizes our consolidated financial data. The summary consolidated statements of operations data for the years ended December 31, 2019, 2018 and 2017 and our summary consolidated balance sheet data as of December 31, 2019 and 2018 are derived from our audited consolidated financial statements incorporated by reference into this prospectus. The selected consolidated statements of operations data for the nine months ended September 30, 2020 and 2019 and the selected consolidated balance sheet data as of September 30, 2020 are derived from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus. Our historical results presented below are not necessarily indicative of financial results to be achieved in future periods and our results for interim periods are not necessarily indicative of financial results to be achieved for the full year. You should read the following summary consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes, each included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated herein by reference into this prospectus, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated financial statements and related notes, each included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is incorporated herein by reference into this prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018	2017
	(in thousands, except per share amounts)
Consolidated Statements of Operations Data:
Net revenues	$438,617	$285,422	$410,926	$321,084	$255,066
Cost of revenues(1)	148,284	66,017	92,182	79,996	80,175
Gross profit	290,333	219,405	318,744	241,088	174,891
Operating expenses:
Research and development(1)	123,956	101,199	139,772	114,291	81,926
Sales and marketing(1)	60,621	47,334	63,569	54,714	51,240
General and administrative(1)	98,221	70,044	97,489	77,714	64,411
Restructuring charges	—	97	97	589	1,047
Gain on liquidation of textbooks(2)	—	—	—	—	(4,766)
Total operating expenses	282,798	218,674	300,927	247,308	193,858
Income (loss) from operations	7,535	731	17,817	(6,220)	(18,967)
Interest expense, net and other income, net	(36,924)	(16,723)	(24,788)	(7,238)	486
Loss before provision for income taxes	(29,389)	(15,992)	(6,971)	(13,458)	(18,481)
Provision for income taxes	2,875	1,832	2,634	1,430	1,802
Net loss	$(32,264)	$(17,824)	$(9,605)	$(14,888)	$(20,283)
Net loss per share, basic and diluted	$(0.26)	$(0.15)	$(0.08)	$(0.13)	$(0.20)
Weighted average shares used to compute net loss per share, basic and diluted	124,162	118,547	119,204	113,251	100,022

_____________
(1)Includes share-based compensation expense as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018	2017
	(in thousands)
Cost of revenues	$644	$295	$426	$420	$316
Research and development	23,044	15,876	22,229	17,055	14,333
Sales and marketing	7,053	5,405	7,380	6,703	5,007
General and administrative	28,668	25,779	34,874	27,852	18,703
Total share-based compensation expense	$59,409	$47,355	$64,909	$52,030	$38,359
(2)Gain on liquidation of textbooks represents net proceeds received from the liquidation of print textbooks when we previously ceased print textbook ownership in a prior year. In 2020, we began our transition back to print textbook ownership by purchasing print textbooks to re-establish our textbook library and classify any such gains or losses upon liquidation of our textbooks within cost of revenues during the nine months ended September 30, 2020.

	As of September 30, 2020	As of December 31,
		2019	2018
	(in thousands)
Consolidated Balance Sheets Data:
Cash and cash equivalents and short-term investments	$1,250,868	$768,594	$468,009
Long-term investments	521,261	310,483	16,052
Goodwill	284,809	214,513	149,524
Total assets	2,341,657	1,488,998	760,938
Total liabilities	1,696,265	990,169	350,304
Additional paid-in capital	1,092,574	916,095	818,113
Accumulated deficit	(448,644)	(416,292)	(406,576)
Total stockholders’ equity	645,392	498,829	410,634

RISK FACTORS
An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below. If any of the risks incorporated by reference or set forth below occurs, our business, results of operations and financial condition could suffer significantly. As a result, you could lose some or all of your investment in our common stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations and financial condition, or cause the value of our common stock to decline.
Risks Related to Our Business and Industry
The full effect of the COVID-19 pandemic is uncertain and cannot be predicted. The COVID-19 pandemic could worsen, or its effects may be prolonged, which could lead to a materially adverse effect on our business and results of operations.
The full effects of the COVID-19 pandemic cannot be predicted because of many uncertainties, including the deployment and long-term efficacy of vaccines and ongoing infection rate surges. Governments and businesses have taken mitigation actions, including school and business closures, travel restrictions, and quarantines. These actions could cause a general slowdown in the U.S. and global economy, adversely impact our customers and partners, and disrupt our operations.
While our business was not materially and adversely affected by the COVID-19 pandemic during the year ended December 31, 2020, the COVID-19 pandemic may still have a material adverse impact on our business and result of operations in the near-term. We are continuously monitoring our business and operations to take appropriate actions to mitigate risks arising from the COVID-19 pandemic, but there can be no guarantee that the actions we take will be successful. Should the situation worsen or not improve, or our steps for risk mitigation fail, our business, liquidity, financial condition, results of operations, stock price and prospects may be materially and adversely affected.
All of our employees are currently working remotely because of the COVID-19 pandemic. The health of our employees is of primary concern and at this time and we cannot reasonably predict when our employees can return to our offices. We may need to take further precautionary measures to protect the health of our employees. Additionally, our management team is focused on ongoing planning for and mitigating the risks of COVID-19, which may reduce their time for other initiatives. The COVID-19 pandemic may lead to employee inefficiencies, operational and cybersecurity risks, logistics disruptions, and other circumstances which could have an adverse impact on our business and results of operations.
A significant number of U.S. and international colleges ceased in-person classes during 2020 in an attempt to ensure the safety of their students. Should the COVID-19 pandemic continue, colleges may face reduced enrollment and reduced income. Further, if the COVID-19 pandemic continues to limit the functionality of colleges and universities, they may not have the financial resources to withstand prolonged declines in enrollment, diminishing revenues and even potential shutdowns and may be forced to close. Additionally, uncertainties surrounding the COVID-19 pandemic have forced colleges to pay heightened attention to alternative methods of instruction, including online learning and related concerns, such as proctoring exams. This increase in attention and demand may lead to additional scrutiny from the faculty of more traditional institutions, such as colleges or universities.
Our limited operating history and evolving offerings make it difficult to evaluate our current business and future prospects, and predict results of operations.
Since July 2010, we have focused on expanding our offerings beyond textbooks, in many instances through the acquisition of other companies, such as Mathway and Thinkful. Our newer products and services, such as skills-based learning, may not be integrated effectively into our business, achieve or sustain profitability, or achieve market acceptance at levels sufficient to justify our investment. Because we have a limited operating history, in particular operating a fully digital platform, and the market for our products and services is rapidly evolving, it is difficult to predict our results of operations, particularly with respect to our newer offerings, and the ultimate market size for our products and services. If the market for a comprehensive learning platform does not develop as we expect, or if we fail to address the needs of this market, our business and prospects could be harmed.
We face risks, expenses, and difficulties related to our specific business model, as well as those typically encountered by companies in their early stage of development, including the risks more fully described throughout this “Risk Factors” section as well as our ability to successfully accomplish the following, among other items:
•enhance and expand our Chegg Services offerings including developing new products and services;
•develop and pursue a profitable business model and pricing strategy;
•acquire complementary products and services to expand and enhance our offerings;
•attract and retain students and increase their engagement with both Chegg Services and Required Materials;
•expand our offerings internationally;
•prevent students from sharing accounts and cheating with other students; and
•develop and scale a high-performance technology infrastructure to efficiently handle increased usage by students, especially during peak periods prior to each academic term.
We anticipate that our ability to accurately forecast financial results for future periods will be most limited at the time we present our second quarter financial results, which will generally occur midsummer and precede the “fall rush.” Additionally, we expect our results of operations to fluctuate in the future based on a variety of factors, many of which are outside our control and difficult to predict. As a result, period-to-period comparisons of our results of operations may not be a good indicator of our future or long-term performance. The following factors may affect us from period-to-period and may affect our long-term performance:
•our ability to attract, retain and engage students with our offerings;
•changes to search engines and application marketplaces that drive traffic to our platform;
•the rate of adoption of our offerings;
•price competition and our ability to react appropriately to such competition;
•changes by our competitors to their product and service offerings, including price and materials;
•our ability to integrate acquired businesses, including personnel;
•our ability to identify and target sales of complementary products and services to our students;
•changes in demand and pricing for print textbooks and eTextbooks;
•the ability of our logistics partner to efficiently manage and operate fulfillment;
•disruptions to our and our fulfillment partner’s informational technology systems, particularly during peak periods;
•government regulations, in particular regarding privacy and advertising and taxation policies;
•operating costs and capital expenditures relating to expansion of our business; and
•general macroeconomic conditions and economic conditions.

We have encountered and will continue to encounter these risks and if we do not manage them successfully, our business, financial condition, results of operations, and prospects may be materially and adversely affected.
Our future revenue depends on our ability to continue to attract new students, which have an inherently high rate of turnover primarily due to graduation.
The growth of our business depends on our ability to attract new students to use our products and services and to increase the level of engagement by existing students with our learning platform. The substantial majority of our revenues depends on small transactions made by a widely dispersed student population with an inherently high rate of turnover primarily as a result of graduation. The rate at which we expand our student user base and increase student engagement with our learning platform may decline or fluctuate because of several factors, including, among others:
•our ability to engage students with our suite of Chegg Services and to introduce new products and services that are favorably received by students;
•our ability to produce compelling and engaging services, mobile applications and websites for students;
•our ability and our fulfillment partner’s ability to consistently provide students with a convenient, high- quality experience for selecting, receiving, and returning print textbooks;
•our ability to accurately forecast and respond to student demand for print textbooks;
•the pricing of our physical textbooks and eTextbooks for rental or sale in relation to other alternatives;
•the rate of adoption of eTextbooks and our ability to capture a significant share of that market;
•changes in student spending levels or the number of students attending college; and
•the effectiveness of our sales and marketing efforts, including generating word-of-mouth referrals.
If we do not attract more students or if students do not increase their level of engagement with our platform, our revenues may grow more slowly than expected or decline. The student demographic is characterized by rapidly changing tastes, preferences, behavior, brand loyalty, and price sensitivity. Developing an enduring business model to serve this population is particularly challenging. Attracting new students depends not only on investment in our brand and our marketing efforts, but also on the perceived value of our products and services versus alternatives. If our efforts to satisfy our existing student user base are not successful or become less effective, or if the cost of such efforts were to significantly increase, we may not be able to attract new students as successfully or efficiently and, as a result, our business, results of operations, and financial condition could be adversely affected.
Additionally, even if we succeed in establishing brand awareness and loyalty, we may be unable to maintain and grow our student user base if we cannot offer competitive prices for our products and services or adequately prevent unauthorized account sharing of our subscription program services. If we fail to expand our user base, our business, results of operations, and financial condition could be adversely affected.
If search engines’ methodologies are modified or our search result page rankings decline for other reasons, student engagement with our website could decline, which may harm our business and results of operations.
We depend in part on various search engines to direct a significant amount of traffic to our website. Similarly, we depend on mobile app stores such as Google Play Store and the Apple App Store to allow students to locate and download Chegg mobile applications that enable our services. Our ability to maintain the number of students directed to our website is not entirely within our control. Our competitors’ SEO efforts may result in their websites receiving a higher search result page ranking than ours, or search engines could revise their methodologies to improve their search results, which could adversely affect the placement of our search result page ranking. If search engine companies modify their search algorithms in ways that are detrimental to our search result page ranking or in ways that make it harder for students to find our website, or if our competitors’ SEO efforts are more successful than ours, overall growth could slow, including the number of subscribers to Chegg Services, student engagement could decrease, and fewer students may use our platform. Our website has experienced fluctuations in search result rankings in the past, and we anticipate similar fluctuations in the future. Any reduction in the number of students directed to our website could harm our business and results of operations.
We face competition in aspects of our business, and we expect such competition to increase.
Our products and services compete for students and we expect such competition to increase. Chegg Services faces competition based on the particular offering. For Chegg Study, our competitors primarily include platforms that provide study materials and online instructional systems, such as Course Hero, Quizlet, Khan Academy, and Bartleby. For Chegg Writing, we primarily face competition from other citation generating and grammar and plagiarism services such as Grammarly. For Chegg Math Solver and Mathway, we face competition from other equation solver services such as Photomath and Symbolab. For Thinkful, we face competition from other online learning platforms and online “skills accelerator” courses both in the direct-to-consumer category, including General Assembly, Galvanize, Inc., Flatiron School, Codecademy, DataCamp, and Lambda, Inc., as well as white-label and co-branded providers who compete for adult learners through third party institutions, including 2U, Inc., Simplilearn, and Kenzie Academy.
Additionally, the market for textbooks is intensely competitive and subject to rapid change. We face competition from college bookstores, some of which are operated by Follett and Barnes & Noble Education, online marketplaces such as Amazon.com, providers of eTextbooks, as well as various private textbook rental websites. Many students purchase from multiple textbook providers, are highly price sensitive, and can easily shift spending from one provider or format to another. As a consequence, our Required Materials product line, which includes eTextbooks, competes primarily on price and further on selection and functionality and compatibility of the eTextbook Reader we utilize across a wide variety of desktop and mobile devices.
Our industry is evolving rapidly and some of our competitors have adopted, and may continue to adopt, aggressive pricing policies, less stringent standards for user-uploaded content, and devote substantially more resources to marketing, website, and systems development than we do. In addition, a variety of business models are being pursued for the provision of print textbooks, some of which may be more profitable or successful than ours. We also face risks from strategic alliances by other education ecosystem participants. New competition may come from companies with greater brand recognition, and have significantly greater financial, marketing, and other resources than we do. We may, in the future, establish alliances or relationships with other competitors or potential competitors. To the extent such alliances are terminated or new alliances and relationships are established, our business could be harmed.
We have a history of losses and we may not achieve or sustain profitability in the future.
We have experienced significant net losses since our incorporation in July 2005, and we may continue to experience net losses in the future. Our net losses for the years ended December 31, 2020, 2019, and 2018 were $6.2 million, $9.6 million, and $14.9 million, respectively. As of December 31, 2020, we had an accumulated deficit of $422.6 million. We expect to make significant investments in the development and expansion of our business and, as a result, our cost of revenues and operating expenses may increase. We may not succeed in increasing our revenues sufficiently to offset these higher expenses, and our efforts to grow the business may be more expensive than we anticipate. We may incur significant losses in the future for a number of reasons, including slowing demand for our products and services, increasing competition, decreased spending on education, and other risks described in this prospectus. We may encounter unforeseen expenses, challenges, complications, delays, and other unknown factors, many of which are exacerbated by the effects of the COVID-19 pandemic, as we pursue our business plan. While Chegg Services revenues have grown in recent periods, this growth may not be sustainable and we may not be able to achieve profitability. To achieve profitability, we may need to change our operating infrastructure, scale our operations more efficiently, reduce our costs, or implement changes in our product and services offerings. If we fail to timely implement these changes or we cannot implement them for any reason, including due to factors beyond our control, our business may suffer. If we do achieve profitability, we may not be able to sustain or increase such profitability.

If our efforts to build strong brands are not successful, we may not be able to grow our student user base, which could adversely affect our results of operations.
We believe our brands are a key asset of our business. Developing, protecting, and enhancing our “Chegg” brands are critical to expanding our student user base and increasing student engagement. Strong brands also help to counteract the significant student turnover we experience from year to year as students graduate, and differentiate us from our competitors.
To succeed in our efforts to strengthen our brands’ identity, we must, among other activities:
•maintain our reputation as a trusted technology platform and source of content, services, and textbooks for students;
•maintain and improve the quality of our existing products, services, and technologies;
•introduce compelling products and services;
•adapt to changing technologies and changes in the learning environment;
•protect user data, such as passwords and personally identifiable information;
•adapt to students’ rapidly changing tastes, preferences, behavior, and brand loyalties;
•continue to expand our reach to students in high school, graduate school, and internationally;
•ensure that the student-posted content to our website is reliable and does not infringe on third-party copyrights or violate other applicable laws, our terms of use, or the ethical codes of those students’ colleges;
•protect our trademarks and other intellectual property rights;
•convert and integrate the brands and students that we acquire into the Chegg brand and Chegg.com; and
•maintain and control the quality of our brand.
Our ability to successfully achieve these goals is not entirely within our control and we may not be able to maintain the strength of our brands or do so cost-effectively. Factors that could negatively affect our brands include, among others:
•changes in student sentiment about the quality or usefulness of our products and services;
•technical or other problems that prevent us from providing our products and services reliably or otherwise negatively affect the student experience with our products and services;
•concern from colleges about how students use our content offerings, such as our Expert Questions and Answers service;
•brand conflict between acquired brands and the Chegg brand;
•student concerns related to privacy and use of data in our products and services;
•the reputation or products and services of competitive companies; and

•students’ misuse of our products and services in ways that violate our terms of services, applicable laws, or the code of conduct at their colleges.
We rely on AWS and other third-party software and service providers to provide systems, storage, and services for our website and any disruption of such services or a material change to our arrangements could adversely affect our business.
We rely on AWS and other third-party software and service providers to provide systems, storage, and services, including user login authentication, for our website. Our reliance makes us vulnerable to any errors, interruptions, or delays in their operations. Any disruption in the services provided by third-party providers, including AWS, could harm our reputation or brand, cause us to lose subscribers or revenues or incur substantial recovery costs and distract management from operating our business. Further, these third-party software and service providers may experience operational difficulties due to the current COVID-19 pandemic, including increased usage of their software and services. If they cannot adapt to the increase in demand or fail to ensure availability of their software and services, our ability to service users’ requests may be impacted, which could have an adverse impact on our result of operations.
AWS may terminate its agreement with us upon 30 days’ notice. Upon expiration or termination of our agreement with AWS, we may not be able to replace the services provided to us in a timely manner or on terms and conditions, including service levels and cost, that are favorable to us, and a transition from one vendor to another vendor could subject us to operational delays and inefficiencies until the transition is complete.
Our wide variety of accepted payment methods subjects us to third-party payment processing-related risks, including risks associated with credit card fraud.
We accept payments from students using a variety of methods, including credit cards, debit cards, and PayPal. As we offer new payment options to students, we may be subject to additional regulations, compliance requirements and incidents of fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower our profit margins. For example, we have in the past experienced higher transaction fees from our third-party processors as a result of chargebacks on credit card transactions.
We rely on third parties to provide payment processing services, including the processing and information storage of credit cards and debit cards. If these companies become unwilling or unable to provide these services to us, our business could be disrupted. We are also subject to payment card association operating rules, certification requirements, and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to additional fines and higher transaction fees; lose our ability to accept credit and debit card payments from our students or process electronic funds transfers; or facilitate other types of online payments, and our business and results of operations could be adversely affected.
We may experience some loss from fraudulent credit card transactions, including potential liability for not obtaining signatures from students in connection with the use of credit cards. While we do have safeguards in place, we cannot be certain that other fraudulent schemes will not be successful. A failure to adequately control fraudulent transactions could harm our business and results of operations.
Our business is seasonal, and increased risk from disruption during peak periods makes our operating results difficult to predict.
We derive a portion of our net revenues from print textbook rentals and, to a lesser extent, sale transactions, which occur in large part during short periods of time around the commencement of the fall, winter, and spring academic terms. In particular, we and our partners experience the largest increase in rental and sales volumes during the last two weeks of August and first two weeks of September and to a lesser degree in December and January. The increased volume of orders that we process during these limited periods of time means that any shortfalls or disruptions in our operations during these peak periods will have a disproportionately large impact on our Required Materials revenues. If our distribution partners limited their service or otherwise suffer from business disruptions during these peak periods, we may be required to find alternatives for delivery, which may be more expensive, or we may be unable to deliver textbooks timely. If textbooks are not delivered timely to students, they could become dissatisfied and discontinue their use of our service, which could adversely affect our results of operations.
Revenues from Chegg Services, print textbooks that we own, and eTextbooks are primarily recognized ratably over the term a student subscribes to our Chegg Services, rents a print textbook or has access to an eTextbook. This has generally resulted in our highest revenues and profitability in the fourth quarter as it reflects more days of the academic year. As a result of this seasonality, which corresponds to the academic calendar, our revenues may fluctuate significantly quarter to quarter depending upon the timing of where we are in our “rush” cycle and sequential quarter-over-quarter comparisons of our net revenues and operating results are not likely to be meaningful. In addition, should the current COVID-19 pandemic continue to worsen and colleges cannot withstand a prolonged shutdown, we may experience a shift or reduction in enrollments that could impact the seasonality of our business and further make our results of operations difficult to predict.
We depend on mobile app stores and operating systems to grow our student user base and their engagement with our learning platform.
There is no guarantee that students will use our mobile apps, such as the mobile version of our website, m.chegg.com, Chegg Prep, and Chegg Study, rather than competing products. We are dependent on the interoperability of our mobile apps with popular third-party mobile operating systems such as Google's Android and Apple's iOS, and their placement in popular app stores like the Google Play Store and the Apple App Store, and any changes in such systems that degrade our products’ functionality or give preferential treatment or app store placement to competitive products could adversely affect the access and usage of our applications on mobile devices. If it is more difficult for students to access and use our apps on their mobile devices, our student growth and engagement levels could be harmed.
If we fail to convince brands of the benefits of advertising on our learning platform, or if platforms such as Google Chrome, Safari, or Firefox limit our access to advertising and marketing audiences, or the data required to effectively reach those audiences, our business could be harmed.
Our business strategy includes increasing our revenues from brand advertising. Brands may not do business with us, or may reduce their advertising spend with us, if we do not deliver ads, sponsorships, and other commercial content and marketing programs effectively, or if they do not believe that their investment will generate a competitive return relative to other alternatives. Additionally, if platforms such as Google Chrome, Safari, or Firefox, limit our access to or understanding of advertising and marketing audiences, they could reduce our advertising rates and ultimately reduce our revenues from brand advertising. For example, the release of iOS 14 on Apple devices brought with it a number of new changes, including the need for app users to opt in before their identifier for advertisers, ("IDFA"), can be accessed by an app (which is currently expected to come into effect in 2021). Apple’s IDFA is a string of numbers and letters assigned to Apple devices which advertisers use to identify app users to deliver personalized and targeted advertising. As more users opt out of granting IDFA access, the ability of advertisers to accurately target and measure their advertising campaigns at the user level may become significantly limited and we may experience increased cost per registration. Our ability to grow the number of brands that use our brand advertising, and ultimately to generate advertising revenues, depends on a number of factors, some of which are outside of our control, such as the impact of macroeconomic conditions and legal developments relating to data privacy, advertising, legislation and regulation and litigation.
Our core value of putting students first may conflict with the short-term interests of our business.
We believe that adhering to our core value of putting students first is essential to our success and in the best interests of our company and the long-term interests of our stockholders. In the past, we have forgone, and in the future we may forgo, short-term revenue opportunities that we do not believe are in the best interests of students, even if our decision negatively impacts our results of operations in the short term. For example, we offer free services to students that require investment by us, such as our Chegg Internships service, to promote a more comprehensive solution. Our philosophy of putting students first may cause us to make decisions that could negatively impact our relationships with publishers, colleges, and brands, whose interests may not always be aligned with ours or those of our students. Our decisions may not result in the long-term benefits that we expect, in which case our level of student satisfaction and engagement, business, and results of operations could be harmed.
If we are required to discontinue certain of our current marketing activities, our ability to attract new students may be adversely affected.
Laws or regulations may be enacted which restrict or prohibit use of emails or similar marketing activities that we currently rely on. For example:
•the CAN-SPAM Act of 2003 and similar laws adopted by a number of states regulate unsolicited commercial emails, create criminal penalties for emails containing fraudulent headers, and control other abusive online marketing practices;
•the FTC has guidelines that impose responsibilities on companies with respect to communications with consumers and impose fines and liability for failure to comply with rules with respect to advertising or marketing practices they may deem misleading or deceptive;
•the Telephone Consumer Protection Act of 1991 (the "TCPA"), restricts telemarketing and the use of automated telephone equipment. The TCPA limits the use of automatic dialing systems, artificial or prerecorded voice messages, and SMS text messages. It also applies to unsolicited text messages advertising the commercial availability of goods or services. Additionally, a number of states have enacted statutes that address telemarketing, such as do-no call lists and “no rebuttal statutes” that require the telemarketer to end the call when the consumer indicates that he or she is not interested in the product being sold. Restrictions on telephone marketing, including calls and text messages, are enforced by the FTC, the Federal Communications Commission, state-level regulators and through the availability of statutory damages and class action lawsuits for violations of the TCPA; and
•the CCPA, which came into effect and became enforceable in 2020. Additionally, although not effective until January 1, 2023, the California Privacy Rights Act, (the "CPRA"), which expands upon the CCPA, was passed in the recent election on November 3, 2020. The CCPA and CPRA require companies that process information on California residents to make new disclosures to consumers about their data collection, use and sharing practices, allows consumers to opt out of certain data sharing with third parties, and provides a private right of action for security breaches. The burdens imposed by the CCPA and CPRA and other similar laws that may be enacted at the federal and state level may require us to modify our data processing practices and policies and how we advertise to our users and to incur substantial expenditure to comply.
Even if no relevant law or regulation is enacted, we may discontinue use or support of these activities if we become concerned that students or potential students deem them intrusive or they otherwise adversely affect our reputation, goodwill and brand. If our marketing activities are curtailed, our ability to attract new students may be adversely affected.
Our business and growth may suffer if we cannot hire and retain key personnel.
We depend on the continued contributions of our senior management and other key personnel. In particular, we rely on the contributions of our President, Chief Executive Officer, and Co-Chairperson, Dan Rosensweig. All of our executive officers and key employees are at-will employees, meaning they may terminate their employment relationship at any time. If we lose the services of one or more members of our senior management team or other key personnel, or if one or more of them decides to join a competitor or otherwise compete directly or indirectly with us, we may not be able to successfully manage our business or achieve our business objectives. Our future success also depends on our ability to identify, attract, and retain highly skilled personnel. Qualified individuals are in high demand, particularly in the San Francisco Bay Area where our executive offices are located, and if we cannot attract or retain the personnel we need to succeed, our business may suffer.
We may need additional capital, and we cannot be sure that additional financing will be available on favorable terms, if at all.
Historically, investments in our business have substantially exceeded the cash we have generated from our operations. We have funded our operating losses and capital expenditures through proceeds from equity and debt financings, and cash flow from operations. Although we currently anticipate that our available funds and cash flow from operations will be sufficient to meet our cash needs for the foreseeable future, we may require additional financing. Additional financing may not be available to us on favorable terms when required or at all. If we raise additional funds through the issuance of equity, equity-linked, or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, and our stockholders may experience substantial dilution.
Government regulation of education and student information is evolving, and unfavorable developments could have an adverse effect on our results of operations.
Our ability to deliver course content to students enrolled in Thinkful skills-based learning programs may be subject to state oversight including regulatory approvals and licensure for the course content, the faculty members teaching the content, and the recruiting, admissions, and marketing activities associated with the business. Thinkful's efforts to obtain necessary approvals and licenses began prior to our acquisition of the business and continues following the acquisition. We monitor changes to the state regulatory requirements applicable to our Chegg’s business activities, including Thinkful; however, if we do not obtain the appropriate licenses or address evolving state requirements, it may result in governmental or regulatory proceedings or actions by private litigants, which could potentially harm our business, results of operations, and financial condition.
Our business may also be subject to laws specific to students, such as the Family Educational Rights and Privacy Act, the Delaware Higher Education Privacy Act, and a California statute which restricts the access by postsecondary educational institutions of prospective students’ social media account information. Compliance levels include obtaining government licenses, disclosures, consents, transfer restrictions, and notice and access provisions for which we may in the future need to build further infrastructure to support. We cannot guarantee that we or our acquired companies prior to our acquisition thereof have been or will be fully compliant in every jurisdiction, due to lack of clarity concerning how existing laws and regulations governing educational institutions affect our business and lengthy governmental compliance process timelines.
Moreover, as the education industry continues to evolve, increasing regulation by federal, state, and foreign agencies becomes more likely. Recently, California adopted the Student Online Personal Information Protection Act which prohibits operators of online services used for K-12 school purposes from using or sharing student personal information and Colorado adopted House Bill 16-1423 designed to protect the use of student personal data in elementary and secondary school. These acts do not apply to general audience Internet websites but it is unclear how these acts will be interpreted and the breadth of services that will be restricted by them. Other states may adopt similar statutes.
Certain states have also adopted statutes, such as California Education Code § 66400, which prohibit the preparation or sale of material that should reasonably be known will be submitted for academic credit. These statutes are directed at enterprises selling term papers, theses, dissertations, and the like, which we do not offer, and were not designed for services like ours which are designed to help students understand the relevant subject matter. Although we will continue to work with academic institutions to enforce our honor code and otherwise discourage students from misusing our services, other states may adopt similar or broader versions of these types of statutes, or the interpretation of the existing or future statutes may impact whether they are cited against us or where we can offer our services.
The adoption of any laws or regulations that adversely affect the popularity or growth in the use of the Internet particularly for educational services, including laws limiting the content and learning programs that we can offer, and the audiences that we can offer that content to, may decrease demand for our service offerings and increase our cost of doing business. Future regulations, or changes in laws and regulations or their existing interpretations or applications, could also hinder our operational flexibility, raise compliance costs, and result in additional historical or future liabilities for us, resulting in adverse impacts on our business and our results of operations.
While we expect and plan for new laws, regulations, and standards to be adopted over time that will be directly applicable to the Internet and to our student-focused activities, any existing or new legislation applicable to our business could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations and potential penalties or fees for non-compliance, and could negatively impact the growth in the use of the Internet for educational purposes and for our services in particular. We may also run the risk of retroactive application of new laws to our business practices that could result in liability or losses. Due to the global nature of the Internet, it is possible that the governments of other states and foreign countries might attempt to change previous regulatory schemes or choose to regulate transmissions or prosecute us for violations of their laws. We might unintentionally violate such laws, such laws may be modified, and new laws may be enacted in the future. Any such developments could harm our business, results of operations, and financial condition.
Our business depends on general economic conditions and their effect on spending behavior by students and advertising budgets.
Our business is dependent on, among other factors, general economic conditions, which affect student spending and brand advertising. Prior to the COVID-19 pandemic, state and federal funding levels at colleges across the United States remained below historic levels, which led to increased tuition and decreased amounts of financial aid offered to students. The COVID-19 pandemic has adversely affected federal and state budgets for education and caused significant economic volatility. To the extent that these trends continue or the economy stagnates or worsens, students may elect to not attend colleges and universities and reduce the amount they spend on educational content and textbooks. In addition to decreased spending by students, colleges and brands may reduce their spend on our advertising services. Any of the foregoing may have an adverse effect on our business.
Colleges and certain governments may restrict online access or access to our website, which could lead to the loss of or slowing of growth in our student user base and their level of engagement with our platform.
The growth of our business and our brand depends on the ability of students to access the Internet and the products and services available on our website, in particular in non-U.S. countries. Colleges that provide students with access to the Internet either through on-campus computer terminals or Internet access points on campus could block or restrict access to our website, content, or services or the Internet generally for a number of reasons, including security, confidentiality, regulatory concerns, or if they believe our products or services contradict or violate their policies. If colleges modify their policies in ways that are detrimental to the growth of our student user base or in ways that make it harder for students to use our website, the overall growth in our student user base would slow, student engagement would decrease and we would lose revenues. Any reduction in the number of students directed to our website would harm our business and results of operations.
We may be subject to greater than anticipated liabilities for income, property, sales, and other taxes, and any successful action by federal, state, foreign, or other authorities to collect additional taxes could adversely harm our business.
We are subject to regular review and audit by both U.S. federal and state and foreign tax authorities and such jurisdictions may assess additional taxes against us. Although we believe our tax estimates are reasonable, the final determination of tax audits and any related litigation could be materially different from our historical tax provisions and accruals and could have a negative effect on our financial position and results of operations. The taxing authorities of the jurisdictions in which we operate may challenge our methodologies for valuing and allocating income from our intercompany transactions, which could increase our worldwide effective income tax rate. We collect sales taxes in all U.S. states with a sales tax and most local jurisdictions on our sales, rentals, and digital services sold through our commerce system including sales and rentals on behalf of our third-party publishers. In June 2018, the U.S. Supreme Court in South Dakota v. Wayfair, Inc. et al ruled that a state can require an online retailer with no in-state property or personnel to collect and remit sales and use tax on sales made to the state’s residents. It is possible that such taxes could be assessed by certain states retroactively for periods before the

Wayfair decision on acquired products that are not sold through our commerce system. Any successful action by federal, state, foreign or other authorities to impose or collect additional income tax or compel us to collect and remit additional sales, use, value-added or similar taxes, either retroactively, prospectively or both, could harm our business, financial condition, and results of operations.
We may not be able to utilize a significant portion of our net operating loss or tax credit carryforwards, which could adversely affect our profitability.
At December 31, 2020, we had federal and state net operating loss carryforwards due to prior period losses of approximately $674 million and $511 million, respectively, which if not utilized will begin to expire in 2028 and 2021 for federal and state purposes, respectively. An immaterial portion of the state net operating loss carryforwards expired in 2020. At December 31, 2020, we also had federal tax credit carryforwards of approximately $19.1 million, which if not utilized will begin to expire in 2030, and state tax credit carryforwards of approximately $14.8 million, which do not expire. These net operating loss and tax credit carryforwards could expire unused and be unavailable to offset future income tax liabilities, which could adversely affect our profitability. For example, we have net operating loss carryforwards of $26 million related to our previous operations in Kentucky that will expire unused unless we have similar operations in Kentucky. Additionally, in response to the COVID-19 pandemic, California’s Legislature passed Assembly Bill 85 (A.B. 85), which suspends the use of net operating losses for tax years beginning in 2020, 2021, and 2022 for taxpayers with taxable income of $1.0 million or more before an application of net operating loss. A.B. 85 includes an extended carryover period for the suspended net operating losses with an additional year carryforward for each year of suspension. A.B. 85 also limits the utilization of business incentive tax credits for taxable years 2020, 2021, and 2022, requiring that taxpayers can only claim a maximum of $5.0 million in tax credit on an aggregate basis.
The 2017 Tax Act changed both the federal deferred tax value of the net operating loss carryforwards and the rules of utilization of federal net operating loss carryforwards. The 2017 Tax Act lowered the corporate tax rate from 35% to 21% effective for our 2018 financial year. For net operating loss carryforwards generated in years prior to 2018, there is no annual limitation on the utilization and the carryforward period remains at 20 years; net operating loss carryforwards generated in years after 2017 will only be available to offset 80% of future taxable income in any single year but will not expire. However, the Coronavirus Aid, Relief, and Economic Security (CARES) Act temporarily repealed the 80% taxable income limitation for tax years beginning before January 1, 2021; net operating loss carried forward from 2018 or later to taxable years beginning after December 31, 2020 will be subject to the 80% limitation. Also, under the CARES Act, net operating loss arising in 2018, 2019 and 2020 can be carried back five years.
In addition, under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), our ability to utilize net operating loss carryforwards or other tax attributes, such as tax credits, in any taxable year may be limited if we experience an “ownership change.” A Section 382 “ownership change” generally occurs if one or more stockholders or groups of stockholders who own at least 5% of our stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Similar rules may apply under state tax laws. As a result of prior equity issuances and other transactions in our stock and the stock of acquired companies, we have previously experienced “ownership changes” under Section 382 and comparable state tax laws. We may experience ownership changes in the future as a result of future issuances and other transactions of our stock. It is possible that any future ownership change could have a material effect on the use of our net operating loss carryforwards or other tax attributes, which could adversely affect our profitability.
Our effective tax rate may fluctuate as a result of new tax U.S. and worldwide laws, our interpretations of those new tax laws, and final guidance on 2017 Tax Act, which are subject to significant judgments and estimates. The ongoing effects of the new tax laws, 2017 Tax Act’s final guidance, and the refinement of provisional estimates could make our results difficult to predict.
Our effective tax rate may fluctuate in the future as a result of new tax laws and final guidance on 2017 Tax Act. The new tax laws and 2017 Tax Act’s final guidance will have a meaningful impact on our provision for income taxes once we release our valuation allowance. Due to the complexities involved in applying the provisions of new tax legislation and 2017 Tax Act’s final guidance, we may make reasonable estimates of the effects in our financial statements. As we collect and prepare necessary data and interpret the new tax legislation as well as final guidance on 2017 Tax Act, we may make adjustments that could affect our financial position and results of operations as well as our effective tax rate in the period in which the adjustments are made. The 2020 Finance Bill was passed by the Parliament of India as Financial Act with amendments. The 2020 Finance Bill replaced the Dividend Distribution Tax on our distributing India entity with the withholding tax imposed on the U.S. recipient shareholders. As a result of the 2020 Finance Bill, we released $0.3 million of our withholding tax deferred tax liability related to deemed distributions from our entity in India.
Our international operations, and the expansion thereof, subject us to increased challenges, risks, and costs, which could adversely affect our business, financial condition, and results of operations.
We have employees in Germany, Israel, and India and we own a minority stake in a learning platform for high school and college students in Brazil. Although today our international operations represent less than 10% of our total consolidated operating expenses, we expect to continue to expand our international operations, and to make our products and services available in more international markets. However, we have a limited operating history in international jurisdictions and expanding our international operations will require considerable management attention and resources to attract talented employees and users. International operations are subject to particular challenges and risks, some of which we may not currently face, including multiple languages, cultures, customs, tax systems, legal systems, alternative dispute systems, regulatory systems, and commercial infrastructures. Further, such operations may exacerbate existing risks, including risks associated with employees, compliance with applicable foreign laws and regulations, protecting and enforcing intellectual property rights, and complying with anti-bribery laws. New international markets may also have educational systems, technology, and online industries that are different, more regulated, or less well developed than those in the United States, and if we cannot address these challenges, it could have an adverse effect on our business, results of operations, and financial conditions. Our ability to gain market acceptance in any particular market is uncertain and the distraction of our senior management team could have an adverse effect on our business, results of operations, and financial condition.
Our earnings are affected by the application of accounting standards and our critical accounting policies, which involve subjective judgments and estimates by our management. Our actual results could differ from the estimates and assumptions used to prepare our consolidated financial statements.
The accounting standards that we use in preparing our financial statements are often complex and require us to make significant estimates and assumptions in interpreting and applying those standards. These estimates and assumptions affect the reported values of assets, liabilities, revenues and expenses, and the disclosure of contingent liabilities. We make critical estimates and assumptions involving accounting matters, including with respect to textbook library, revenue recognition, valuation of long-lived assets and goodwill, income taxes, and share-based compensation expense. These estimates and assumptions involve matters that are inherently uncertain and require us to make subjective and complex judgments. Although we believe we have the experience and processes to enable us to formulate appropriate assumptions and produce reasonably dependable estimates, these assumptions and estimates may change significantly in the future and could result in the reversal of previously recognized revenues and profit. If we used different estimates and assumptions or used different methods to determine these estimates, our financial results could differ, which could have a material negative impact on our financial condition and reported results of operations. For more information about our critical accounting policies and use of estimates, see Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies, Significant Judgments and Estimates.”
Risks Related to Growth and Expansion
We intend to offer new products and services to students to grow our business. If our efforts are not successful, our business, results of operations, and financial condition could be adversely affected.
Our ability to attract and retain students and increase their engagement with our learning platform depends on our ability to connect them with appropriate products, people, or services. Part of our strategy is to offer students new products and services in an increasingly relevant and personalized way. We may develop such products and services independently, by acquisition, or in conjunction with third parties. In the future, we may invest in new products and services and other initiatives, but there is no guarantee these approaches will be successful. The markets for new products and services may be unproven, and these products may include technologies and business models with which we have little or no prior experience or may significantly change our existing products and services. In addition, we may be unable to obtain long-term licenses from third-party content providers and/or government regulatory approvals and licenses necessary to allow a new or existing product or service to function. If our new or enhanced products and services do not engage our students or attract new students, or if we cannot obtain desirable third party content, we may not grow our student base or generate sufficient revenues, operating margin, or other value to justify our investments, and our business could be adversely affected.
If we are not able to manage the growth of our business both in terms of scale and complexity, our business could be adversely affected.
As we grow, the operations and technology infrastructure we use to manage and account for our operations will become more complex, and managing these aspects of our business will become more challenging. Acquisitions of new companies, products, and services create integration risk, while developing and enhancing products and services involves significant time, labor, and expense as well as other challenges, including managing the length of the development cycle, entering new markets, regulatory compliance, evolution of sales and marketing, and protecting proprietary rights. Any future expansion will likely place significant demand on our resources, capabilities and systems, and we may need to develop new processes and procedures and expand our infrastructure to respond to these demands. If we are not able to manage the growth of our business, we may not be able to maintain or increase our revenues as anticipated or recover any associated acquisition or development costs, and our business could be adversely affected.
Our growth strategy includes acquisitions, and we may not be able to execute on our acquisition strategy or integrate acquisitions successfully.
As part of our business strategy, we have made and intend to continue to make acquisitions to add specialized employees, complementary businesses, products, services, operations, or technologies. To be successful, we must timely and efficiently integrate acquired companies, including their technologies, products, services, operations, and personnel. Acquired companies can be complex and time consuming to integrate and we may incur significant integration costs and we may not be able to offset our acquisition costs. Acquisitions involve many risks that may negatively impact our financial condition and results of operations, including the risks that the acquisitions may:
•require us to incur charges and substantial debt or liabilities;
•cause adverse tax consequences, substantial depreciation, or deferred compensation charges;
•result in acquired in-process research and development expenses or in the future may require the amortization, write-down, or impairment of amounts related to deferred compensation, goodwill, and other intangible assets; and
•give rise to various litigation and regulatory risks.
In addition:
•we may encounter difficulties or unforeseen expenditures to integrate an acquired company;
•an acquisition may disrupt our business, divert resources, increase expenses, and distract our management;
•an acquisition may reduce or delay adoption and engagement rates for our acquired products and services because of student uncertainty about continuity and effectiveness;
•we may not successfully transition acquired users to the Chegg platform and therefore may not realize the potential benefits of these acquisitions;

•it may be difficult to monetize any acquired products and services;
•an acquisition may not ultimately be complementary to our offerings; and
•an acquisition may involve the entry into markets where we have little or no prior experience.
Our ability to acquire and integrate larger or more complex businesses, products, services, operations, or technologies in a successful manner is unproven. We may not be able to find suitable acquisition candidates, and we may not be able to complete acquisitions on favorable terms, if at all. To finance any future acquisitions, we may issue equity or equity-linked securities, which could be dilutive, or debt, which could be costly, potentially dilutive, and impose substantial restrictions on the conduct of our business. If we fail to successfully complete any acquisitions or integrate them into our company, or identify and address liabilities associated with the acquisition, our business, results of operations, and financial condition could be adversely affected.
Risks Related to Intellectual Property
If we become subject to liability for the Internet content that we publish or that is uploaded to our websites by students, our results of operations could be adversely affected.
As a publisher and distributor of online content, we face potential liability for negligence, copyright, or trademark infringement, or other claims based on the nature and content of materials that we publish or distribute. We also may face liability for content uploaded by students in connection with our community-related content. If we become liable, third parties may initiate litigation against us and our business may suffer. For example, in June 2017, the Examinations Institute of the American Chemical Society filed a complaint against us in the U.S. District Court for the Northern District of California claiming, among other things, that we infringed their copyrights by answering and displaying questions uploaded by our users to our Q&A service. Others may send us communications that make allegations without initiating litigation. We have in the past and may in the future receive such communications, which we assess on a case-by-case basis. We may elect not to respond to the communication if we believe it is without merit or we may try to resolve disputes out-of-court by removing content or services we offer or paying licensing or other fees. If we cannot resolve such disputes, litigation may result. Litigation to defend these claims could be costly, divert our technical and management personnel, render us unable to use our current website or to market our service or sell our products and therefore harm our results of operations. We may not be adequately insured to cover claims of these types or indemnified for all liability that may be imposed on us. Any adverse publicity resulting from actual or potential litigation may also materially and adversely affect our reputation, which in turn could adversely affect our results of operations.
We maintain content usage review systems that, through a combination of manual and automated blocks, monitor for and make us aware of potentially infringing content on our platform. Nevertheless, claims may continue to be brought and threatened against us for negligence, intellectual property infringement, or other theories and there is no guarantee that we will be able to resolve any such claims quickly and without damage to our business, our reputation or our operations. From time to time, we have been subject to copyright infringement claims, some of which we have settled. While these settlements have not had a material impact on our financial condition, we may be subject to similar lawsuits in the future and the outcome of any such lawsuits may not be favorable to us and could have a material adverse effect on our financial condition.
Changes in or our failure to comply with the Digital Millennium Copyright Act (the "DMCA") could harm our business.
The DMCA has provisions that limit, but do not necessarily eliminate, our liability for caching or hosting or for listing or linking to, content or third-party websites that include materials or other content that infringe copyrights or other intellectual property or proprietary rights, provided we comply with the strict statutory requirements of the DMCA. The interpretations of the statutory requirements of the DMCA are constantly being modified by court rulings and industry practice. Accordingly, if we fail to comply with such statutory requirements or if the interpretations of the DMCA change, we may be subject to potential liability for caching or hosting, or for listing or linking to, content or third-party websites that include materials or other content that infringe copyrights or other intellectual property or proprietary rights.
Failure to protect or enforce our intellectual property and other proprietary rights could adversely affect our business, financial condition, and results of operations.
Our success and ability to compete depends in part on our intellectual property and our other proprietary business information. We rely and expect to continue to rely on a combination of trademark, copyright, patent, and trade secret protection laws, as well as confidentiality and license agreements with our employees, consultants, and third parties with whom we have relationships to protect our intellectual property and proprietary rights. However, we may be unable to secure intellectual property protection for all of our technology and methodologies or the steps we take to enforce our intellectual property rights may be inadequate. If the protection of our intellectual property and proprietary rights is inadequate to prevent use or misappropriation by third parties, the value of our brand and other intangible assets may be diminished, competitors may be able to more effectively mimic our service and methods of operations, the perception of our business and service to customers and potential customers may become confused in the marketplace, and our ability to attract customers may be adversely affected.
Third parties may challenge any patents, copyrights, trademarks, and other intellectual property and proprietary rights owned or held by us. Third parties may knowingly or unknowingly infringe, misappropriate, or otherwise violate our patents, copyrights, trademarks, and other proprietary rights and we may not be able to prevent infringement, misappropriation, or other violation without substantial expense to us. Additionally, if we fail to protect our domain names, it could adversely affect our reputation and brand and make it more difficult for students to find our website, our content, and our services. If we pursue litigation to assert our intellectual property or proprietary rights, an adverse decision could limit our ability to assert our intellectual property or proprietary rights, limit the value of our intellectual property or proprietary rights, or otherwise negatively impact our business, financial condition, and results of operations.
We are a party to a number of third-party intellectual property license agreements. For example, we have entered into agreements with textbook publishers that provide access to textbook questions and other content for our Chegg Study subscription service. We cannot guarantee that the third-party intellectual property we license will not be licensed to our competitors or others in our industry. In the future, we may need to obtain additional licenses or renew existing license agreements. We cannot predict whether these license agreements can be obtained or renewed on acceptable terms, or at all. Any failure to obtain or renew such third-party intellectual property license agreements on commercially competitive terms could adversely affect our business and results of operations.
We are, and may in the future be, subject to intellectual property claims, which are costly to defend and could harm our business, financial condition, and results of operations.
From time to time, third parties have alleged and are likely to allege in the future that we or our business infringes, misappropriates, or otherwise violates their intellectual property or proprietary rights. Many companies, including various “non-practicing entities” or “patent trolls,” devote significant resources to developing or acquiring patents that could affect aspects of our business. For instance, on November 5, 2018, a non-practicing entity ("NPE") filed an action against us in the U.S. District Court for the Southern District of New York captioned NetSoc, LLC v. Chegg, Inc., Civil Action No. 1:18-CV-10262-RAC for patent infringement alleging that the Chegg Tutors service infringes U.S. Patent No. 9.978,107 and seeking unspecified compensatory damages (the "NetSoc Action"). A responsive pleading was filed on February 19, 2019. On January 13, 2020, the Court issued an order dismissing the case as to us. On January 30, 2020, NetSoc, LLC appealed the dismissal. On April 21, 2020, the Court granted our motion to hold the appeal in abeyance pending outcome of an appeal in the NetSoc Action.
In addition, the publishing industry has been and will continue to be the target of counterfeiting and piracy. We have in the past received and expect to continue to receive, communications alleging that physical textbooks sold or rented by us are counterfeit. While our fulfillment partner has systems for inspecting the physical textbooks in our catalog of textbooks, many of the textbooks sold or rented to students are shipped directly from our suppliers, and, despite inspection, unauthorized or counterfeit textbooks may inadvertently be included in the catalog of textbooks we offer and may be, without our knowledge that they are unauthorized or counterfeit, subsequently sold or rented by us to students, and we may be subject to allegations of civil or criminal liability. We may implement additional measures in an effort to protect against these potential liabilities that could require us to spend substantial resources. Any costs incurred as a result of liability or asserted liability relating to sales of unauthorized or counterfeit textbooks could harm our business, reputation, and financial condition.
Some aspects of our technology include open source software, and any failure to comply with the terms of one or more of these open source licenses could harm our business.
We use open source software in connection with certain of our products and services. Companies that incorporate open source software into their products have, from time to time, faced claims challenging the ownership of open source software and/or compliance with open source license terms. As a result, we could be subject to suits by parties claiming ownership of what we believe to be open source software or noncompliance with open source licensing terms. Some open source software licenses require users who distribute or use open source software as part of their software to publicly disclose all or part of the source code to such software and/or make available any derivative works of the open source code on unfavorable terms or at no cost. Any requirement to disclose our proprietary source code or pay damages for breach of contract could have a material adverse effect on our business, financial condition and results of operations.
Risks Related to Data Privacy
Computer malware, viruses, hacking, phishing attacks, and spamming could harm our business and results of operations.
If our security measures or those of our service providers or companies we may acquire are breached or are perceived to have been breached, including cyberattacks or other intentional misconduct by computer hackers, employee error, malfeasance, or otherwise, or if third parties obtain unauthorized access to our data, including sensitive customer data, personal information, intellectual property and other confidential business information, we could be required to expend significant capital and other resources to address the problem. Any such events could harm our business, increase our costs, including due to litigation and enforcement actions, indemnity obligations, damages, penalties and costs for remediation, and damage our reputation or brand. Cyberattacks and security threats are constantly evolving, making it increasingly difficult to successfully defend against them or implement adequate preventative measures.
For instance, in April 2018, an unauthorized party gained access to user data for chegg.com and certain of our family of brands such as EasyBib (the "2018 Data Incident"). The information that may have been obtained could include a Chegg user’s name, email address, shipping address, Chegg username, and hashed Chegg password. To date, no social security numbers or financial information such as users’ credit card numbers or bank account information were obtained. Additionally, Thinkful, prior to our acquisition of it, discovered an unauthorized party may have gained access to certain Thinkful company credentials (the "Thinkful Data Incident"). If we, or companies that we acquire, experience security compromises that result in website performance or availability problems, the complete shutdown of our websites, or the actual or perceived loss or unauthorized disclosure or use of confidential information, such as credit card information, users may be harmed or lose trust and confidence in us, and decrease the use of our services or stop using our services in their entirety, and we would suffer reputational and financial harm, in addition to increased regulatory scrutiny, litigation, fines, and governmental enforcement actions.
As part of our regular cybersecurity efforts, including enhancements to our cybersecurity controls made following our discovery of these prior events, we have implemented physical, technical, and administrative safeguards designed to protect our systems. However, efforts to prevent hackers from entering our computer systems are expensive to implement, may limit the functionality of our services, and we may need to expend significant additional resources to further enhance our safeguards and protection against security breaches or to redress problems caused by security breaches and such efforts may not be fully effective. Additionally, our network security business disruption insurance may not be sufficient to cover significant expenses and losses related to direct attacks on our website or systems we use. Any failure to maintain performance, reliability, security, and availability of our products and services and technical infrastructure, or the actual or perceived loss or unauthorized disclosure or use of the data we collect and develop may lead our users to lose trust and confidence in us or otherwise harm our reputation, brand, and our ability to attract students to our website or may lead them to decrease the use of our services or applications or stop using our services in their entirety. Any significant disruption to our website or computer systems we use could result in a loss of students or advertisers and, particularly if disruptions occur during the peak periods at the beginning of each academic term, could adversely affect our business and results of operations.
Additionally, depending on the nature of the information compromised, in the event of a security breach or other privacy or security related incident, we may also have obligations to notify affected individuals and regulators about the incident, and we may need to provide some form of remedy, such as a subscription to credit monitoring services, payment of significant fines, or payment of compensation in connection with a class-action settlement (including under the new private right of action under the CCPA). Such breach notification laws continue to evolve and may be inconsistent from one jurisdiction to another. Complying with these obligations could cause us to incur substantial costs and could increase negative publicity surrounding any incident that compromises our, our users’, our employees’, or other confidential or personal information.
Any significant disruption, including those related to cybersecurity or arising from cyberattacks, to our computer systems, especially during peak periods, could result in a loss of students and/or brands which could harm our business, results of operations, and financial condition.
We rely on computer systems housed in six facilities, three located on the East Coast and three located on the West Coast, to manage our operations. We have experienced and expect to continue to experience periodic service interruptions and delays involving our systems. While we maintain a fail-over capability to switch our operations from one facility to another in the event of a service outage, that process would still result in service interruptions that could be significant in duration. Such interruptions could have a disproportionate effect on our operations if they were to occur during one of our peak periods or if multiple of our service facilities experiences outages at the same time. Our facilities are also vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures, and similar events.
Our facilities and information systems, as well as those of our third-party service providers, are also subject to break-ins, sabotage, intentional acts of vandalism, cybersecurity risks including cyberattacks such as computer viruses and denial of service attacks, the failure of physical, administrative, and technical security measures, terrorist acts, natural disasters, human error, the financial insolvency of our third-party vendors, and other unanticipated problems or events. These information systems have periodically experienced and will continue to experience both directed attacks and loss of, misuse of, or theft of data. Moreover, due to the current COVID-19 pandemic, there is an increased risk that we may experience cybersecurity related incidents as a result of our employees, service providers, and third parties working remotely on less secure systems. While we have implemented physical, technical, and administrative safeguards designed to help protect our systems, in the event of a system interruption or a security exposure or breach, they may not be as effective as intended and we may not have adequate insurance coverage to compensate for related losses. To date, unauthorized users have not had a material effect on our company; however, there can be no assurance that attacks will not be successful in the future or that any loss will not be material. In addition, our information systems must be constantly updated, patched, and upgraded to optimize performance and protect against known vulnerabilities, material disruptions, or slowdown. The access by unauthorized persons to, or the improper disclosure by us of, confidential information regarding our customers or our own proprietary information, software, methodologies, and business secrets could result in significant legal and financial exposure, damage to our reputation, or a loss of confidence in the security of our systems, products, and services, which could have a material adverse effect on our business, financial condition, or results of operations.
We also rely on Internet systems and infrastructure to operate our business. The information systems used by our third-party service providers and the Internet generally are vulnerable to these risks as well. In particular, we rely heavily on SaaS enterprise resource planning systems to conduct our e-commerce and financial transactions and reporting. In addition, we utilize third-party cloud computing services in connection with our business operations. Problems faced by us or our third-party hosting and cloud-computing providers, or interruptions in our own systems or in the infrastructure of the Internet, including technological or business-related disruptions, as well as cybersecurity threats, could hinder our ability to operate our business, damage our reputation or brand and result in a loss of students or brands which could harm our business, results of operations, and financial condition.

We collect, process, store and use personal information and data, which subjects us to governmental regulation and other legal obligations related to privacy and our actual or perceived failure to comply with such obligations could harm our business.
In the ordinary course of business, we collect, process, store, and use personal information and data supplied by students and tutors. We may enable students to share their personal information with each other and with third parties and to communicate and share information into and across our platform. If we were to disclose data about our student users in a manner that was objectionable to them, our business reputation and brand could be adversely affected, and we could face legal claims that could impact our results of operations. In addition, there are numerous federal, state, and local laws regarding privacy and the collection, storing, sharing, using, processing, disclosing and protecting of personal information and other user data, including from minors under the age of 18, the scope of which are changing, subject to differing interpretations, and which may be costly to comply with and may be inconsistent between countries and jurisdictions or conflict with other rules.
We strive to comply with all applicable laws, policies, legal obligations, and industry codes of conduct relating to privacy and data protection. However, U.S. federal, U.S. state, and international laws and regulations regarding privacy and data protection, including the CCPA and CPRA, are rapidly evolving and may be inconsistent and we could be deemed out of compliance as such laws and their interpretation change. In addition, foreign privacy, data protection, and other laws and regulations, particularly in Europe and including the General Data Protection Regulation (the "GDPR"), which became effective in May 2018, are often at least as restrictive as those in the United States. The costs of compliance with, and other burdens imposed by, such laws and regulations that are applicable to our business operations may limit the use and adoption of our services and reduce overall demand for them.
Furthermore, foreign court judgments or regulatory actions could impact our ability to transfer, process, and/or receive transnational data, including data relating to students or partners outside the United States, or alter our ability to use cookies to deliver advertising and other products to users. Such judgments or actions could affect the manner in which we provide our services or adversely affect our financial results if foreign students and partners are not able to lawfully transfer data to us. In addition, some countries and states are considering or have passed legislation implementing data protection requirements or requiring local storage and processing of data or similar requirements that could increase the cost and complexity of delivering our services. Any changes in such laws and regulations or a change or differing interpretation or application to our business of the existing laws and regulations, including the GDPR, could also hinder our operational flexibility, raise compliance costs and, particularly if our compliance efforts are deemed to be insufficient, result in additional historical or future liabilities and regulatory scrutiny for us, resulting in adverse impacts on our business and our results of operations.
In addition, we may be subject to regulatory investigations or litigation in connection with a security breach or related issue, and we could also be liable to third parties for these types of breaches. For instance, following the 2018 Data Incident, a purported securities class action captioned Shah v. Chegg, Inc. et. al. (Case No. 3:18-cv-05956-CRB) was filed in the U.S. District Court for the Northern District of California against us and our CEO. The complaint was filed by a purported Chegg stockholder and alleges claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, based on allegedly misleading statements regarding our security measures to protect users’ data and related internal controls and procedures, as well as our second quarter 2018 financial results. Such litigation, regulatory investigations, and our technical activities intended to prevent future security breaches are likely to require additional management resources and expenditures.
Additionally, the CCPA provides for a private right of action for security breaches that is expected to increase security breach litigation that could lead to some form of remedy including regulatory scrutiny, fines, private right of action settlements, and other consequences. If our security measures fail to protect personal information and data supplied by students and tutors adequately, we could be liable to our students and tutors for their losses, we could face regulatory action, and our students and tutors could end their relationships with us, any of which could harm our business and financial results. Further, on June 18, 2020, we received a CID from the FTC to determine whether we may have violated Section 5 of the FTC Act or the COPPA, as they relate to deceptive or unfair acts or practices related to consumer privacy and/or data security. On May 12, 2020, we received notice that 15,107 arbitration demands were filed against us by individuals represented by the same legal counsel, each alleging to have suffered more than $25,000 in damages as a result of the 2018 Data Incident. On July 1, 2020, an additional 1,007 arbitration demands were filed by the same counsel. On August 12, 2020, an additional 577 arbitration demands were filed by the same counsel; cases have been filed by the same counsel in Maryland and California. Also, as of October 2020, we have received notices that an aggregate of 16,691 arbitration demands were filed against us by individuals alleging to have suffered damages in connection with the 2018 Data Incident. We dispute that these claimants have a valid basis for seeking arbitration, assert that they have acted in bad faith and are working with the Maryland and California courts and plaintiffs’ counsel on resolution of these claims.
Any failure or perceived failure by us to comply with our privacy policies, our privacy or data-protection obligations to students or other third parties, our privacy or data-protection legal obligations, or any compromise of security that results in the unauthorized release or transfer of sensitive information, which may include personal information or other data, may result in governmental enforcement actions, litigation, or public statements against us by consumer advocacy groups or others and could cause students to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties we work with, such as colleges and brands, violate applicable laws or our policies, such violations may also put our student users’ information at risk and could in turn have an adverse effect on our business.
Public scrutiny of Internet privacy issues may result in increased regulation and different industry standards, which could deter or prevent us from providing our current products and services to students, thereby harming our business.
The regulatory framework for privacy issues worldwide is currently in flux and is likely to remain so for the foreseeable future. Practices regarding the collection, use, storage, display, processing, transmission and security of personal information by companies offering online services have recently come under increased public scrutiny. The U.S. government, including the White House, the FTC and the U.S. Department of Commerce, have reviewed the need for greater regulation of the collection and use of information concerning consumer behavior with respect to online services, including regulation aimed at restricting certain targeted advertising practices. The FTC in particular has approved consent decrees resolving complaints and their resulting investigations into the privacy and security practices of a number of online, and social media companies. On June 18, 2020, we received a CID from the FTC to determine whether we may have violated Section 5 of the FTC Act or the COPPA, as they relate to deceptive or unfair acts or practices related to consumer privacy and/or data security. Pursuant to the CID, the FTC has requested responses to interrogatories and the production of documents pertaining to data breach incidents and our data security and privacy practices generally. Efforts are currently underway to collect the documents and information requested after reaching an agreement with the FTC on the order and timing of our responses. Similar actions may also impact us directly, particularly because of the current subject of the CID and because high school students who use our Chegg Writing and Chegg Prep services, may be under the age of 18, which subjects our business to laws covering the protection of minors. For example, various U.S. and international laws restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. Although our services are not primarily directed to children under 13, our Chegg Writing service or our Chegg Prep service, in particular, could be used by students as early as in middle school, and the FTC could decide that our site now or in the future has taken inadequate precautions to prevent children under 13 from accessing our site and providing us information.
Our business, including our ability to operate internationally, could be adversely affected if legislation or regulations are adopted, interpreted or implemented in a manner that is inconsistent with our current business practices and that require changes to these practices, the design of our websites, mobile applications, products, features or our privacy policy. Any significant change to applicable laws, regulations or industry standards or practices regarding the use or disclosure of data that students choose to share with us or regarding the manner in which the express or implied consent of consumers for such use and disclosure is obtained may require us to modify our products and services, possibly in a material manner, and may limit our ability to develop new products and services that make use of the data that we collect about our student users.

Our reputation and relationships with students, tutors, and educators would be harmed if our users’ data, particularly billing data, were to be accessed by unauthorized persons.
We maintain personal data regarding students, tutors, and educators, who use our platform through our Thinkful service, including names and, in many cases, mailing addresses, and, in the case of tutors and educators, information necessary for payment and tax filings. We take measures to protect against unauthorized intrusion into our users’ data. However, despite these measures, if we or our payment processing services experience any unauthorized intrusion into our users’ data, current and potential users may become unwilling to provide the information to us necessary for them to engage with our platform, we could face legal claims and our business and reputation could be adversely affected.
Risks Related to Ownership of Our Common Stock
Our stock price has been and will likely continue to be volatile.
The trading price of our common stock has been, and is likely to continue to be, volatile. In addition to the factors discussed in this prospectus, the trading price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including, among others:
•our announcement of actual results for a fiscal period that are higher or lower than projected results or our announcement of revenues or earnings guidance that is higher or lower than expected;
•issuance of new or updated research or reports by securities analysts, including unfavorable reports or change in recommendation or downgrading of our common stock;
•announcements by us or our competitors of significant products or features, technologies, acquisitions, strategic relationships and partnerships, joint ventures, or capital commitments;
•actual or anticipated changes in our growth rate relative to our competitors;
•changes in the economic performance or market valuations of actual or perceived comparable companies;
•future sales of our common stock by our officers, directors, and existing stockholders or the anticipation of such sales;
•issuances of additional shares of our common stock or convertible instruments in connection with acquisitions and capital raising transactions;
•share price and volume fluctuations attributable to inconsistent trading volume levels of our shares, including any common stock issued upon conversion of the notes;
•lawsuits threatened or filed against us;
•regulatory developments in our target markets affecting us, students, colleges, brands, publishers, or our competitors;
•the U.S. political climate, with a focus on cutting budgets, higher education, and taxation;
•terrorist attacks or natural disasters or similar events impacting countries where we operate; and
•general economic and market conditions.
Furthermore, both domestic and international stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of companies in general and technology companies in particular. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. Technology companies have been particularly susceptible to stock price volatility. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We have been and may continue to be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business and results of operations.
We may be subject to short selling strategies that may drive down the market price of our common stock.
Short selling occurs when an investor borrows a security and sells it on the open market, with the intention of buying identical securities at a later date to return to the lender. A short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares. Because it is in the short seller’s best interests for the price of the stock to decline, some short sellers publish, or arrange for the publication of, opinions or characterizations regarding the relevant issuer, its business prospects, and similar matters calculated to or which may create negative market momentum. Short sellers can publicly attack a company’s reputation and business on a broader scale via online postings. In the past, the publication of such commentary about us by a disclosed short seller has precipitated a decline in the market price of our common stock, and future similar efforts by other short sellers may have similar effects.
In addition, if we are subject to unfavorable allegations promoted by short sellers, even if untrue, we may have to expend a significant amount of resources to investigate such allegations and defend ourselves from possible shareholder suits prompted by such allegations, which could adversely impact our business, results of operations, and financial condition.
Delaware law and provisions in our restated certificate of incorporation and restated bylaws could make a merger, tender offer or proxy contest difficult, thereby depressing the trading price of our common stock.
Our status as a Delaware corporation and the anti-takeover provisions of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change of control would be beneficial to our existing stockholders. In addition, our restated certificate of incorporation and restated bylaws contain provisions that may make the acquisition of our company more difficult, including the following:
•our board of directors is classified into three classes of directors with staggered three-year terms and directors can only be removed from office for cause and by the approval of the holders of at least two-thirds of our outstanding common stock;
•subject to certain limitations, our board of directors has the sole right to set the number of directors and to fill a vacancy resulting from any cause or created by the expansion of our board of directors, which prevents stockholders from being able to fill vacancies on our board of directors;
•only our board of directors is authorized to call a special meeting of stockholders;
•our restated certificate of incorporation authorizes undesignated preferred stock, the terms of which may be established and shares of which may be issued, without the approval of the holders of common stock;
•advance notice procedures apply for stockholders to nominate candidates for election as directors or to bring matters before an annual meeting of stockholders;
•our stockholders cannot act by written consent;
•our restated bylaws can only be amended by our board of directors or by the approval of the holders of at least two-thirds of our outstanding common stock; and

•certain provisions of our restated certificate of incorporation can only be amended by the approval of the holders of at least two-thirds of our outstanding common stock.
In addition, our restated certificate of incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our restated certificate of incorporation, or our bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees. This exclusive forum provision will not apply to claims that are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction. For instance, the provision would not preclude the filing of claims brought to enforce any liability or duty created by the Exchange Act or Securities Act or the rules and regulations thereunder in federal court.
Our securities repurchase program could affect the price of our common stock and increase volatility and may be suspended or terminated at any time, which may result in a decrease in the trading price of our common stock.
In June 2020, our board of directors approved a securities repurchase program authorizing our repurchase of up to $500.0 million of our common stock and/or convertible notes, through open market purchases, block trades, and/or privately negotiated transactions or pursuant to Rule 10b5-1 plans, in compliance with applicable securities laws and other legal requirements. The timing, volume, and nature of the repurchases will be determined by management based on the capital needs of the business, market conditions, applicable legal requirements, and other factors. Through December 31, 2020, we have repurchased $57.4 million of aggregate principal amount of the 2023 notes in privately-negotiated transactions for an aggregate consideration of $149.6 million and have $350.4 million remaining under the repurchase program. The repurchase program will end on December 31, 2021.
Repurchases pursuant to our securities repurchase program could affect the price of our common stock and increase its volatility. The existence of our securities repurchase program could also cause the price of our common stock to be higher than it would be in the absence of such a program and could reduce the market liquidity for our common stock. Additionally, repurchases under our securities repurchase program will diminish our cash reserves, which could impact our ability to further develop our business and service our indebtedness. There can be no assurance that any repurchases will enhance stockholder value because the market price of our common stock may decline below the levels at which we repurchased such shares. Any failure to repurchase securities after we have announced our intention to do so may negatively impact our reputation and investor confidence in us and may negatively impact our stock price. Although our securities repurchase program is intended to enhance long-term stockholder value, short-term price fluctuations could reduce the program’s effectiveness.
Risks Related to Our Convertible Senior Notes
Servicing our convertible senior notes requires a significant amount of cash, and we may not have sufficient cash flow or cash on hand to repay them, settle conversions in cash or to repurchase them upon a fundamental change, and any future debt may contain limitations on our ability to pay cash upon conversion or repurchase.
In August 2020, we issued $1.0 billion in aggregate principal amount of our 0.0% convertible senior notes due 2026 (the "2026 notes"). In March/April 2019, we issued $800 million in aggregate principal amount of 0.125% convertible senior notes due 2025 (the "2025 notes"). In April 2018, we issued $345 million in aggregate principal amount of our 0.25% convertible senior notes due 2023 (the "2023 notes" and together with the 2026 notes and the 2025 notes, the "notes"). Our ability to make scheduled payments of the principal of, to pay interest on, or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to many factors, including, economic, financial, competitive and other, beyond our control. We may not be able to generate cash flow from operations, in the foreseeable future, sufficient to service our debt and make necessary capital expenditures and may therefore be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance the notes, which may not be redeemed prior to September 2023 for the 2026 notes, March 2022 for the 2025 notes, and May 2021 for the 2023 notes subject to certain conditions related to the price of our common stock, will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, and limit our flexibility in planning for and reacting to changes in our business.
Holders of the notes will have the right to require us to repurchase all or a portion of their notes upon the occurrence of a fundamental change before the maturity date at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any. In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the notes being converted. However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor or pay cash with respect to notes being converted. If we elect to deliver shares of our common stock to settle such conversion, the issuance of our common stock may cause immediate and significant dilution.
In addition, our ability to repurchase the notes or to pay cash upon conversions of notes may be limited by law, regulatory authority or agreements governing any future indebtedness. Our failure to repurchase the notes at a time when the repurchase is required by the indenture or to pay cash upon conversions of notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing any future indebtedness. If the payment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or to pay cash upon conversions of notes.
General Risk Factor
Our operations are susceptible to earthquakes, floods, rolling blackouts and other types of power loss, and public health crises, including the current COVID-19 pandemic. If these or other natural or man-made disasters were to occur, our business and results of operations would be adversely affected.
Our business and operations could be materially adversely affected in the event of earthquakes, blackouts, or other power losses, floods, fires, telecommunications failures, break-ins, acts of terrorism, public health crises, including the current COVID-19 pandemic, inclement weather, shelving accidents, or similar events. Our executive offices are located in the San Francisco Bay Area, an earthquake-sensitive area and susceptible to wildfires. If floods, fire, inclement weather including extreme rain, wind, heat, or cold, or accidents due to human error were to occur and cause damage to our properties or textbook library, or our distribution partners’ ability to fulfill orders for print textbook rentals and sales, our results of operations would suffer, especially if such events were to occur during peak periods. We may not be able to effectively shift our operations due to disruptions arising from the occurrence of such events, and our business and results of operations could be affected adversely as a result. Moreover, damage to or total destruction of our executive offices resulting from earthquakes may not be covered in whole or in part by any insurance we may have.
Risks Related to This Offering
Our management will have broad discretion as to the use of the proceeds from this offering and we may not use the proceeds effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

If you purchase shares of common stock sold in this offering you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in the future.
Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the shares of common stock you purchase in this offering. Based on the assumed public offering price of $113.51 per share (the reported closing sale price of our common stock on The New York Stock Exchange on February 12, 2021) and our net tangible book value as of December 31, 2020, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $      per share with respect to the net tangible book value of the common stock. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares of common stock in this offering.
In addition, we have a significant number of stock options outstanding as well as shares subject to restricted stock units ("RSUs"), outstanding and may also choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future. In the event that the outstanding stock options or warrants are exercised and the RSUs are settled, or that we make additional issuances of common stock or other convertible or exchangeable securities, you will experience additional dilution.
Future sales of a substantial number of shares of our common stock by our existing stockholders could cause our stock price to decline.
The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market after the closing of this offering, or the perception that these sales could occur. For example, certain of our stockholders possess rights with respect to the registration of their shares under the Securities Act of 1933, as amended (the "Securities Act"). Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act.
In addition, we have a significant number of stock options outstanding as well as RSUs outstanding. If a substantial number of shares of common stock underlying these stock options or RSUs are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated into this prospectus by reference, contains forward-looking statements. All statements contained in or incorporated by reference in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus. See “Where You Can Find Additional Information.”

USE OF PROCEEDS
We estimate that our net proceeds to us from the common stock that we are selling in this offering will be approximately $          million, or approximately $          million if the underwriters exercise in full their option to purchase additional shares from us, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any proceeds from the sale of common stock by the selling stockholder.
We intend to use the net proceeds to us from this offering for general corporate purposes, which may include acquisitions or other strategic transactions and the repayment of indebtedness.
Pending other uses, we intend to invest the proceeds to us in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. We cannot predict whether the proceeds invested will yield a favorable return. Our management will have broad discretion in the application of the net proceeds we receive from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

SELLING STOCKHOLDER
The following table sets forth information with respect to the current beneficial ownership of the selling stockholder, the number of shares of common stock being offered by the selling stockholder hereby and information with respect to shares to be beneficially owned by the selling stockholder after completion of this offering.
The number of shares and percentages of beneficial ownership set forth below are based on 129,343,524 shares of our common stock issued and outstanding as of December 31, 2020. Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. We have prepared the table based on information given to us by, or on behalf of, the selling stockholder. The address of the beneficial owner listed in the table below is c/o Chegg, Inc., 3990 Freedom Circle, Santa Clara, California 95054.

	Beneficial Ownership Prior to this Offering		Beneficial Ownership After to this Offering
Name of Selling Stockholder	Number of Shares	Percentage Owned	Number of Shares	Percentage Owned
Dan Rosensweig(1)	1,686,699	1.3%	1,686,699
(1)Consists of (a) 1,581,617 shares held by Mr. Rosensweig, (b) 69,346 shares held by Daniel L and Linda Rosensweig, Co-Trustees of the Rosensweig Family Revocable Trust U/A/D03-12-07, (c) and 35,736 restricted stock units held by Mr. Rosensweig that will vest within 60 days of December 31, 2020.
If the underwriters exercise their option in full to purchase up to an additional $120,000,000 of shares of common stock, consisting of 300,000 shares of common stock from the selling stockholder and the remainder to be issued by us, the beneficial ownership percentage of Mr. Rosensweig after the completion of this offering will be approximately         %.
Certain Relationships and Related-Party Transactions
Service as Director and Officer. Mr. Rosensweig serves as our President, Chief Executive Officer and Co-Chairperson of our board of directors.
Indemnification Agreement. We are party to an indemnification agreement with each of our directors and executive officers, including Mr. Rosensweig.

DIVIDEND POLICY
We have never declared or paid cash dividends on our common stock. We intend to retain any future earnings and do not expect to pay dividends in the foreseeable future.

CAPITALIZATION
The following table sets forth our cash and capitalization as of December 31, 2020 (in thousands, except share and per share amounts):
•    on an actual basis; and
•    on an as adjusted basis to give effect to the receipt of the net proceeds from the sale in this offering of         shares of common stock (assuming the underwriters' option to purchase additional shares is not exercised), based on the public offering price of $         per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and assuming such net proceeds are held as cash or cash equivalents.
You should read this table together with our unaudited consolidated financial statements and related notes, and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 which is incorporated by reference in this prospectus.
Presented below are certain estimated preliminary unaudited financial results for the year ended December 31, 2020. Our actual results may vary from the estimated preliminary results presented here and will not be finalized until after we close this offering. We have not identified any unusual or unique events or trends that occurred during the period that we believe will materially affect these estimates.

	As of December 31, 2020
	Actual	As Adjusted
	(unaudited)
Cash and cash equivalents	$479,853
Short-term investments	665,567
Long-term investments(1)	523,628
Total cash and cash equivalents and short- and long-term investments	$1,669,048
Debt:
0.25% convertible senior notes due 2023(2)	$104,378
0.125% convertible senior notes due 2025(3)	640,614
0% convertible senior notes due 2026(4)	761,930
Total debt, current and long-term	1,506,922
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding, actual and as adjusted	—
Common stock, $0.001 par value, 400,000,000 shares authorized; 129,343,524 shares issued and outstanding, actual; shares issued and outstanding as adjusted	129
Additional paid-in capital	1,030,577
Accumulated other comprehensive income	1,530
Accumulated deficit	(422,601)
Total stockholders’ equity	609,635
Total capitalization	$2,116,557
_____________
(1)Consists of long-term corporate debt securities and agency bonds.
(2)Represents an aggregate principal amount of $115.6 million, net of unamortized debt discount of $10.0 million and unamortized issuance costs of $1.2 million. Amounts shown in the table above reflect the application of

ASC 470-20 to the 2023 notes and does not include the impact of our adoption of Accounting Standards Update 2020-06 "Accounting for Convertible Instruments and Contracts in an Entity's Own Equity" "ASU 2020-06" on January 1, 2021.
(3)Represents an aggregate principal amount of $800.0 million, net of unamortized debt discount of $149.1 million and unamortized issuance costs of $10.2 million. Amounts shown in the table above reflect the application of ASC 470-20 to the 2025 notes and does not include the impact of our adoption of ASU 2020-06 on January 1, 2021.
(4)Represents an aggregate principal amount of $1.0 billion, net of unamortized debt discount of $226.7 million and unamortized issuance costs of $11.3 million. Amounts shown in the table above reflect the application of ASC 470-20 to the 2026 notes and does not include the impact of our adoption of ASU 2020-06 on January 1, 2021.

The number of shares of common stock issued and outstanding, actual and as adjusted, in the table above excludes:
•    627,317 shares of common stock issuable upon the exercise of outstanding stock options as of December 31, 2020, with a weighted-average exercise price of $7.86 per share;
•    4,816,000 shares subject to performance-based or other restricted stock units ("RSUs") outstanding as of December 31, 2020;
•     94,483 shares subject to RSUs granted after December 31, 2020 between January 1, 2021 and January 31, 2021;
•    up to 29,102,739 shares issuable upon conversion of our outstanding convertible senior notes, assuming conversion of each series of notes at the applicable initial conversion rate as of December 31, 2020, as described in Note 8, "Convertible Senior Notes,” of our financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is incorporated by reference in this prospectus;
•    29,158,085 shares of common stock reserved for future issuance under our 2013 Equity Incentive Plan as of December 31, 2020, plus annual increases thereunder; and
•    8,688,210 shares of common stock reserved for future issuance under our 2013 Employee Stock Purchase Plan as of December 31, 2020, plus annual increases thereunder.

DILUTION
If you invest in our common stock, your interest will be diluted to the extent of the difference between the amount per share paid by purchasers of shares of common stock in this public offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.
As of December 31, 2020, our net tangible book value was approximately $248.9 million, or $1.92 per share of common stock. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the shares of common stock outstanding at December 31, 2020.
After giving effect to our sale of           shares of common stock in this offering at the public offering price of $           per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value at December 31, 2020 would have been approximately $          million, or $           per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $          per share to existing stockholders and an immediate dilution of $          per share to new investors.
The following table illustrates this dilution:

Assumed public offering price per share		$
Net tangible book value per share as of December 31, 2020	$1.92
Increase per share attributable to this offering		$
As adjusted net tangible book value per share after giving effect to this offering		$
Net tangible book value dilution per share to investors in this offering		$
If the underwriters exercise in full their option to purchase additional shares, the as adjusted net tangible book value per share after giving effect to this offering would be $         per share and the dilution in net tangible book value per share to investors in this offering would be $         per share.
The foregoing calculated are based on 129,343,524 shares of our common stock outstanding as of December 31, 2020, and exclude:
•    627,317 shares of common stock issuable upon the exercise of outstanding stock options as of December 31, 2020, with a weighted-average exercise price of $7.86 per share;
•    4,816,000 shares subject to performance-based or other restricted stock units ("RSUs") outstanding as of December 31, 2020;
•     94,483 shares subject to RSUs granted after December 31, 2020 between January 1, 2021 and January 31, 2021;
•    up to 29,102,739 shares issuable upon conversion of our outstanding convertible senior notes, assuming conversion of each series of notes at the applicable initial conversion rate, as of December 31, 2020, as described in Note 8, "Convertible Senior Notes,” of our financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is incorporated by reference in this prospectus;
•    29,158,085 shares of common stock reserved for future issuance under our 2013 Equity Incentive Plan as of December 31, 2020, plus annual increases thereunder; and
•    8,688,210 shares of common stock reserved for future issuance under our 2013 Employee Stock Purchase Plan as of December 31, 2020, plus annual increases thereunder.

BUSINESS
Overview
Chegg: A Smarter Way to Student®. We strive to improve educational outcomes by putting the student first. We support students on their journey from high school to college and into their careers with tools designed to help them learn their course materials, succeed in their classes, save money on required materials, and learn the most in-demand skills. Our services are available online, anytime and anywhere.
Students subscribe to our subscription services, which we collectively refer to as Chegg Services. Our primary Chegg Services include Chegg Study, Chegg Writing, Chegg Math Solver, Chegg Study Pack, Thinkful, and Mathway. Our Chegg Study subscription service provides “Expert Questions and Answers” and step-by-step “Textbook Solutions,” helping students with their course work. When students need writing help, including plagiarism detection scans and creating citations for their papers, they can use our Chegg Writing service. Our Chegg Math Solver subscription service helps students understand math by providing a step-by-step math solver and calculator. We also offer our Chegg Study Pack as a premium subscription bundle of our Chegg Study, Chegg Writing, and Chegg Math Solver services. Our Thinkful skills-based learning platform offers professional courses focused on the most in-demand technology skills. In June 2020, we completed our acquisition of Mathway, LLC ("Mathway"), an online, on-demand math problem solving company that covers a vast range of subject areas in mathematics, including pre-algebra, algebra, trigonometry, pre-calculus, calculus, and linear algebra and related disciplines. Beginning in January 2021, our Chegg Tutors service will no longer be offered as a standalone service but rather offered as an additional feature within our other Chegg Services allowing students to find live chat human help on our learning platform through our network of tutors. In 2020, approximately 6.6 million students subscribed to our Chegg Services, an increase of 67% year over year from 3.9 million in 2019.
Required Materials includes our print textbook and eTextbook offerings, which help students save money compared to the cost of buying new. We offer an extensive print textbook library primarily for rent and also for sale both on our own and through our print textbook partners. We partner with a variety of third parties to source print textbooks and eTextbooks directly or indirectly from publishers in the United States, including Cengage Learning, Pearson, McGraw Hill, Sage Publications, and John Wiley & Sons, Inc.
Our Offering
We offer products and services that help students improve their outcomes throughout their educational journey. Our offerings fall into two categories: Chegg Services, which encompasses our subscription services, and Required Materials, which primarily includes print textbooks and eTextbooks.
Chegg Services
Chegg Study. Our Chegg Study subscription service helps students master challenging concepts on their own through the use of “Expert Questions and Answers” and “Textbook Solutions.” We offer our “Expert Questions and Answers” service, which allows students to ask questions on our website and receive similarly detailed explanations from subject matter experts. For high demand print textbooks and eTextbooks, we offer “Textbook Solutions,” which are step-by-step explanations to help students solve the questions at the end of each chapter in their textbooks. As of December 31, 2020, Chegg had an archive of approximately 47 million Expert Questions and Answers and approximately 6 million Textbook Solutions, which students can immediately access through their paid subscription. These subscription services are available on our website and on mobile devices through our native application and our mobile website.
Chegg Writing. Our Chegg Writing service consists of a free, ad-supported service and a premium paid subscription service providing students with a suite of tools, including plagiarism detection scans, grammar and writing fluency checking, expert personalized writing feedback, and premium citation generation. Students can create citations from over 7,000 citation styles including MLA, APA, and Chicago. Students can also upload papers to have them scanned for plagiarism by checking against billions of sources and check for over 200 types of writing and grammar errors. Students can also have a writing professional proofread their papers and receive personalized feedback within 24 hours of submission. Chegg Writing also includes the popular website properties EasyBib, Citation Machine, BibMe, and CiteThisForMe.
Chegg Math Solver. Our Chegg Math Solver subscription service is a step-by-step math problem solver and calculator that helps students instantly solve problems in Pre-Algebra, Algebra, Pre-Calculus, Calculus, and Linear Algebra. When students need help solving math problems, they can use our tool to receive guided explanations to better understand the why and how for each step. This subscription service is available on our website and on mobile devices through our native application and our mobile website. In June 2020, we acquired Mathway, an online, on-demand math problem solving company that covers a vast range of subject areas in mathematics, including pre-algebra, algebra, trigonometry, pre-calculus, calculus, and linear algebra and related disciplines. We expect this acquisition to strengthen our existing Chegg Math Solver service with the addition of new subjects, languages, and international reach.
Chegg Study Pack. Our Chegg Study Pack is a premium subscription bundle that consists of several of our most popular Chegg Services product offerings, including Chegg Study, Chegg Writing, Chegg Math Solver, video content, and practice quizzes. This package creates an integrated platform of connected academic support services that increases our value proposition to students. This subscription service is available on our website and on mobile devices through our mobile website. Chegg Study Pack is also available across our domestic and international markets.
Thinkful. Thinkful is our skills-based learning platform that offers professional courses in software engineering, UX/UI design, digital marketing, data science, product management, data analytics, product design, and technical project management directly to students across the United States. Thinkful focuses on teaching students the most in-demand technology skills so that they can be prepared for the workforce. Students have the option to sign up for courses under two different study plans: immersion and flex. Immersion courses are highly intensive, full time courses requiring 50-60 hours per week and provide for students to graduate in about five months. Flex courses allow for students to set their own schedule requiring 25-30 hours per week and provide for students to graduate in about six months. In addition to the courses, our Thinkful offering provides students with networking, interviewing, and career services.
Other Services. We also provide students with other services, such as Chegg Prep and Chegg Internships.
Required Materials
Print Textbooks and eTextbooks. For students looking to save on the cost of required materials, we rent and sell print textbooks and eTextbooks. Most of the print textbook transactions are rentals, although we also offer both new and used textbooks for sale at a slight markup to our acquisition cost. In 2014, we implemented a partnership with Ingram, which we expanded in May 2015, so that Ingram fulfilled our print textbook rentals and sales. In October 2019, we signed a strategic logistics agreement with FedEx Supply Chain, Inc. ("FedEx"). In January 2020, we began making purchases in our print textbook library and in February 2020, we began to transition logistics and warehousing services from Ingram to FedEx. We have also entered into agreements with other partners to provide their textbooks for rental or sale. In participation with certain publishers, we also offer “Instant Access” to eTextbooks as a one-week free trial of our eTextbook service, and allow the student to access the eTextbook while the print copy is in transit. All eTextbooks obtained from Chegg are viewed through our eTextbook reader which provides students with eTextbooks on PCs, tablets and smart phones, providing access anytime, anywhere that students are connected to the Internet and students can save a portion of the book for offline access. The eTextbook reader enables fast and easy navigation, keyword search, text highlighting, note taking and further preserves those notes in an online notepad with the ability to view highlighting and notes across platforms.
Technology and Platform Integration
Our technology is designed to create a direct-to-student learning platform that will continue to enable our growth at scale. We employ technological innovations whenever possible to increase efficiency and scale in our business. Our products rely upon and leverage the information underlying our “Student Graph” and “Content Graph

Technology” discussed in more detail below. We will continue to invest in building technologies around our data, search and solutions. The key elements of our technology platform are:
Personalization and Merchandising Technology. We create a personalized experience for each student throughout our learning platform, building awareness of our multiple services and connecting them with opportunities through third-party partners and brands. This personalization and customization results from our Student Graph and our search technology.
Student Graph. Our Student Graph is the accumulation of the collective activity of students in our learning platform. Students generate valuable information each time they engage with our learning platform. Our Student Graph also includes information we access from public and private sources such as textbook information, information about colleges and scholarship data. We can collect, organize and process this information to algorithmically create a personalized experience for each student on our network.
Search. Search is an easy on-ramp for students to discover all of our services. Students can search by book, ISBN, author’s name or course. Many students come to us for textbook rentals, and in our search results we not only provide the relevant textbook, but also begin to build awareness of our other services. For instance, when a student searches for a textbook, we can show relevant Chegg Study solutions or Flashcard decks.
Data Sourcing and Content Graph Technology. Not all information relevant to students on our platform is made available by service, product, list or user-input. Therefore, we have developed proprietary technologies to collect disparate, distributed sets of data. For example, we access data from public and private sources to integrate into our platform to inform our decisions about our textbook catalog and pricing.
Mobile Solutions. We have mobile applications on Apple iOS and Google Android. Our mobile apps are built as hybrid applications leveraging the Chegg application programming interface ("API"). Taking advantage of capabilities unique to the mobile platform, we offer some functionality on mobile that is not available on our website, such as textbook barcode scanning for price comparisons and Chegg Flashcards.
Real-time Sourcing and Pricing Technologies. We have internally developed proprietary pricing and sourcing systems that consider market price, content selection and availability, and other factors, in determining price and origin of content and services we offer to students.
Programmatic Advertising. Our programmatic advertising technology includes a combination of a deep understanding of programmatic technology trends with data science, engineering and machine learning. The result is an online advertising platform that maximizes the value of the digital impressions we serve.
Infrastructure and Applications. Our technology resides at a major cloud-hosting provider divided between the U.S. West Coast and U.S. East Coast. Our architecture consists primarily of front end applications, backend services, operational databases, and reporting subsystems. We use industry standard logging and monitoring tools to ensure uptime. The architecture is also designed to allow for expansion into new international markets.
Information Security. Our platform includes encryption, antivirus, firewall, intrusion prevention, and patch-management technologies to help protect our systems distributed across cloud-hosting providers and our business offices. Our existing products and services undergo periodic security assessment. New features are developed according to our secure software development lifecycle process. We also monitor for anomalies relating to authentication, data transfers, system, and user behavior as well as cloud configuration changes.
Internal Management Systems. We rely on third-party technology solutions and products as well as internally developed and proprietary systems, in which we have made substantial investment, to provide rapid, high-quality customer service, internal communication, software development, deployment, and maintenance.
Customers
In 2020, 8.2 million individuals paid for our products and services, up from 5.8 million and 5.1 million in 2019 and 2018, respectively.
Sales and Marketing
Students
We use several major direct marketing channels to reach students. We deploy search engine optimization ("SEO") techniques designed to increase the visibility of Chegg.com content in organic, unpaid search engine result listings. We supplement our SEO efforts through search engine marketing using keyword simulation and bid management tools to analyze and categorize search keywords, optimize bidding, increase impressions and drive conversion. We also drive brand awareness with streaming radio and display advertising on major online and mobile advertising networks, such as Google Display Network. We integrate our textbook services on affiliates’ websites and work with a large advertising network that recruits individual online affiliates in exchange for pre-determined revenue share or commissions. We utilize three types of email marketing campaigns: onboarding programs to drive activation and retention, personalized cross-sell campaigns to deepen engagement, and promotional campaigns to drive sales and interests. We use social media to manage organic and paid programs across top websites, including Facebook, Instagram, Twitter and YouTube. We also acquire and engage students through content generated by student bloggers, syndicated through partners, around key student concerns and interests such as admissions, transition to college, picking a major, and resume preparation. Through our campus activation programs, we partner with brands and influencers to bring entertainment events, such as concerts, trial promotions, and product giveaways to students.
Brands
We secure contracts with brands through direct sales by our field sales organization, which sells brand advertising services to large brand advertisers seeking to reach and engage college and high school students. This team has field sales people and marketing support.
Student Advocacy
We are committed to providing a high level of customer service to our students and our brand promise of putting students first. We trust our students, understand the critical role our products and services have in their learning journey, and strive to resolve all problems quickly and thoroughly. Our student advocacy team can be reached directly through phone, email, and online chat during business hours. We also proactively monitor social media to identify and solve problems before we are otherwise informed of their existence. We endeavor to respond to students’ concerns within five minutes.
Competition
While we do not have any competitors that compete with us across our business in its entirety, we face significant competition in each aspect of our business. Our Chegg Services face competition from different businesses depending on the offering. For Chegg Study, our competitors primarily include platforms that provide study materials and online instructional systems, such as Course Hero, Quizlet, Khan Academy, and Bartleby. For Chegg Writing, we primarily face competition from other citation generating and grammar and plagiarism services such as Grammarly. For Chegg Math Solver and Mathway, we face competition from other equation solver services such as Photomath and Symbolab. For Thinkful, we face competition from other online learning platforms and online “skills accelerator” courses both in the direct-to-consumer category, including General Assembly, Galvanize, Inc., Flatiron School, Codecademy, DataCamp, and Lambda, Inc., as well as white-label and co-branded providers who compete for adult learners through third party institutions, including 2U, Inc., Simplilearn, and Kenzie Academy. Additionally, the market for textbooks is intensely competitive and subject to rapid change. We face competition from college bookstores, some of which are operated by Follett and Barnes & Noble Education, online marketplaces such as Amazon.com, providers of eTextbooks, as well as various private textbook rental websites. Many students purchase from multiple textbook providers, are highly price sensitive, and can easily shift spending from one provider or format to another. As a consequence, our Required Materials product line, which includes eTextbooks, competes primarily on price and further on selection and functionality and compatibility of the eTextbook Reader we utilize across a wide variety of desktop and mobile devices.
We believe that we have competitive strengths, some of which are discussed above, that position us favorably in each aspect of our business. However, the education industry is evolving rapidly and is increasingly competitive. A variety of business models are being pursued or may be considered for the provision of digital learning tools, print textbooks and eTextbooks, some of which may be more profitable or successful than our business model.
Intellectual Property
We use proprietary technology to operate our business and our success depends, in part, on our ability to protect our technology and intellectual property. We rely on a combination of patent, copyright, trademark and trade secret laws, as well as contractual restrictions, to establish and protect our intellectual property. We maintain a policy requiring our employees, contractors, consultants and other third parties to enter into confidentiality and proprietary rights agreements to control access to our proprietary information. These laws, procedures and restrictions provide only limited protection and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated. Further, the laws of certain countries do not protect proprietary rights to the same extent as the laws of the United States and, therefore, in certain jurisdictions, we may be unable to protect our proprietary technology.
As of December 31, 2020, we had 33 issued patents that will expire between 2031 and 2037 and 12 patent applications pending in the United States. We own four U.S. copyrights registrations and have unregistered copyrights in our software documentation, marketing materials, and website content that we develop. We own the registered U.S. trademarks Chegg, Chegg.com, Chegg Study, internships.com, Research Ready, EasyBib, the Chegg “C” logo, and Thinkful, among others, as well as a variety of service marks. As of December 31, 2020, we owned over 700 registered domain names. We own 31 U.S. trademark registrations and 28 foreign registrations. We also have a number of pending trademark applications in the United States and unregistered marks that we use to promote our brand. From time to time we expect to file additional patent, copyright, and trademark applications in the United States and abroad.
Government Regulation
We are subject to a number of laws and regulations that affect companies conducting business on the Internet and in the education industry, many of which are still evolving and could be interpreted in ways that could harm our business. The manner in which existing laws and regulations will be applied to the Internet and students in general and how they will relate to our business in particular, are often unclear. For example, we often cannot be certain how existing laws will apply in the e-commerce and online context, including with respect to such topics as privacy, defamation, pricing, credit card fraud, advertising, taxation, sweepstakes, promotions, content regulation, financial aid, scholarships, student matriculation and recruitment, quality of products and services, and intellectual property ownership and infringement. In addition, we may be subject to state oversight for Thinkful's skills-based learning programs, including regulatory approvals and licensure for the course content, the faculty members teaching the content, and the recruiting, admissions, and marketing activities associated with the business.
Numerous laws and regulatory schemes have been adopted at the national and state level in the United States, and in some cases internationally, that have a direct impact on our business and operations. For example:
The CAN-SPAM Act of 2003 and similar laws adopted by a number of states, regulate unsolicited commercial emails, create criminal penalties for emails containing fraudulent headers, and control other abusive online marketing practices. Similarly, the U.S. Federal Trade Commission (the "FTC") has guidelines that impose responsibilities on us with respect to communications with consumers and impose fines and liability for failure to comply with rules with respect to advertising or marketing practices it may deem misleading or deceptive.

The Telephone Consumer Protection Act of 1991 (the "TCPA") restricts telemarketing and the use of automated telephone equipment. The TCPA limits the use of automatic dialing systems, artificial or prerecorded voice messages, SMS text messages, and fax machines. It also applies to unsolicited text messages advertising the commercial availability of goods or services. Additionally, a number of states have enacted statutes that address telemarketing. For example, some states, such as California, Illinois, and New York, have created do-not-call lists. Other states, such as Oregon and Washington, have enacted “no rebuttal statutes” that require the telemarketer to end the call when the consumer indicates that he or she is not interested in the product being sold. Restrictions on telephone marketing, including calls and text messages, are enforced by the FTC, the Federal Communications Commission, states, and through the availability of statutory damages and class action lawsuits for violations of the TCPA.
The Credit Card Accountability Responsibility and Disclosure Act of 2009, (the "CARD Act"), and similar laws and regulations adopted by a number of states regulate credit card and gift certificate use fairness, including expiration dates and fees. Our business also requires that we comply with payment card industry data security and other standards. In particular, we are subject to payment card association operating rules, certification requirements, and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, or if our data security systems are breached or compromised, we may be liable for card issuing banks’ costs, subject to fines and higher transaction fees, and lose our ability to accept credit and debit card payments from our customers, process electronic funds transfers, or facilitate other types of online payments, and our business and results of operations could be adversely affected.
Regulations related to the Program Participation Agreement of the U.S. Department of Education and other similar laws that regulate the recruitment of students to colleges and other institutions of higher learning.
The Children’s Online Privacy Protection Act imposes additional restrictions on the ability of online services to collect information from minors. In addition, certain states, including Utah and Massachusetts, have laws that impose criminal penalties on the production and distribution of content that is “harmful to a minor.”
The Digital Millennium Copyright Act (the "DMCA") provides relief for claims of circumvention of copyright protected technologies and includes a safe harbor intended to reduce the liability of online service providers for hosting, listing, or linking to third-party content that infringes copyrights of others.
The Communications Decency Act provides that online service providers will not be considered the publisher or speaker of content provided by others, such as individuals who post content on an online service provider’s website.
The California Consumer Privacy Act (the "CCPA"), which went into effect on January 1, 2020, provides consumers the right to know what personal data companies collect, how it is used, and the right to access, delete, and opt out of the sale of their personal information to third parties. It also expands the definition of personal information and gives consumers increased privacy rights and protections for that information. The CCPA also includes special requirements for California consumers under the age of 16.
Human Capital
As of December 31, 2020, we had 1,941 employees, of which 1,616 were full-time and 325 were part-time. Additionally, 815 were located outside the United States. None of our workforce is covered under a collective bargaining agreement. We appreciate that our employees are our greatest asset and place a premium on the importance of their retention, growth, and development. We offer competitive compensation, including salary and equity, and benefits packages tailored to each of our locations around the world. All employees are offered training and development opportunities, from leadership training and coaching to career development programs for all levels of employees. We believe that a diverse workforce makes us a stronger company and helps us better serve the needs of our customers. We are focused on understanding our culture, belonging and diversity strengths and opportunities and defining and executing on a strategy to support further progress. We have employee-driven resource groups that are aligned around creating a culture of belonging and awareness for our diverse workforce. These groups are centered around gender, ethnicity, sexual orientation or other shared attributes, which we believe help build community and enable opportunities for both personal and professional development. We continue to focus on building a strong talent pipeline to create more opportunities for workplace diversity, support greater representation within the organization, and build a company that is truly reflective of the diverse audience we serve.
2020 was truly an unprecedented year. As a result of the COVID-19 pandemic, our global employee population transitioned to working remotely overnight. With that change came many challenges for our employees that required us to increase our support programs. To help our employees with the change and uncertainty we implemented a childcare reimbursement program and provided technology and office equipment reimbursements for our employees to set up ergonomically safe workspaces at home. We also increased our mental health offerings to provide face to face video sessions with licensed mental health experts for all employees. We provided flexible time off for employees to deal with the challenges facing them from childcare, schooling, mental health and overall wellness. We also increased our all employee communications to help employees feel connected in a new virtual world.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
FOR NON-U.S. HOLDERS OF OUR COMMON STOCK
The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the alternative minimum tax, the special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or the Medicare Contribution tax on net investment income and does not deal with state or local tax laws, U.S. federal non-income tax laws, such as gift and estate tax laws, except to the limited extent provided below, or any non-U.S. tax laws that may be relevant to Non-U.S. Holders in light of their particular circumstances.
Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Code, such as:
•insurance companies, banks, investment funds and other financial institutions;
•tax-exempt organizations (including private foundations) and tax-qualified retirement plans;
•foreign governments and international organizations;
•broker-dealers and traders in securities;
•U.S. expatriates and certain former citizens or long-term residents of the United States;
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities of all of the interests of which are held by qualified foreign pension funds;
•persons that own, or are deemed to own for tax purposes, more than 5% of our capital stock;
•“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
•persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy;
•persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); and
•partnerships and other entities or arrangements treated as pass-through or disregarded entities for U.S. federal income tax purposes, and investors in such entities (regardless of their places of organization or formation).
Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.
Furthermore, the discussion below is based upon the provisions of the Code, and U.S. Treasury Regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly retroactively, or could be subject to differing interpretations which could result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the Internal Revenue Service, (the "IRS"), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences described herein, or that any such contrary position would not be sustained by a court.
PERSONS CONSIDERING THE PURCHASE OF OUR COMMON STOCK PURSUANT TO THIS OFFERING SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL

INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, INCLUDING ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES OR ANY U.S. FEDERAL NON-INCOME TAX CONSEQUENCES, AND THE POSSIBLE APPLICATION OF TAX TREATIES.
For the purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of common stock, other than a partnership or other entity or arrangement treated as a pass-through entity, that is not, for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.
If you are an individual non-U.S. citizen, you may, in some cases, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. Generally, for this purpose, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year, are counted.
Resident aliens are generally subject to U.S. federal income tax as if they were U.S. citizens. Individuals who are uncertain of their status as resident or nonresident aliens for U.S. federal income tax purposes are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership or disposition of our common stock.
Distributions
We do not expect to make any distributions on our common stock in the foreseeable future. If we do make distributions on our common stock, however, such distributions will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a Non-U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described below under the section entitled “— Gain on Disposition of Our Common Stock.”
Any distribution on our common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States will generally be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.
We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the holder maintains in the United

States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to the applicable withholding agent. In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the same rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.
See also the section below entitled “— Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.
Gain on Disposition of Our Common Stock
Subject to the discussions below under the sections entitled “— Backup Withholding and Information Reporting” and “—Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our common stock unless (a) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien who is an individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or the Non-U.S. Holder’s holding period in the common stock.
If you are a Non-U.S. Holder described in (a) above, you will be required to pay tax on the net gain derived from the sale at the same U.S. federal income tax rates applicable to U.S. persons. Corporate Non-U.S. Holders described in (a) above may also be subject to the additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. If you are an individual Non-U.S. Holder described in (b) above, you will be required to pay a flat 30% tax on the gain derived from the sale, which gain may be offset by certain U.S. source capital losses (even though you are not considered a resident of the United States), provided you have timely filed U.S. federal income tax returns with respect to such losses. With respect to (c) above, in general, we would be a United States real property holding corporation if U.S. real property interests as defined in the Code and the U.S. Treasury Regulations comprised (by fair market value) at least half of our worldwide real property interests plus our other assets used or held for use in a trade or business. We believe that we are not, and do not anticipate becoming, a United States real property holding corporation. However, there can be no assurance that we will not become a United States real property holding corporation in the future. Even if we were to be treated as a U.S. real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of our common stock would not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly or constructively, no more than five percent of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the Non-U.S. Holder’s holding period and (2) our common stock is regularly traded on an established securities market. There can be no assurance that our common stock will qualify as regularly traded on an established securities market.
U.S. Federal Estate Tax
The estates of nonresident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our common stock will be U.S. situs property and, therefore, will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise. The terms “resident” and “nonresident” are defined differently for U.S. federal estate tax purposes than for U.S. federal income tax purposes. Investors are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of the ownership or disposition of our common stock.

Backup Withholding and Information Reporting
Generally, we or certain financial middlemen must report information to the IRS with respect to any dividends we pay on our common stock including the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.
Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. federal backup withholding. U.S. federal backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form ECI, as applicable, or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person.
Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or non-U.S., unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, or IRS Form ECI, as applicable, or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.
Backup withholding is not an additional tax. If backup withholding is applied to you, you should consult with your own tax advisor to determine whether you have overpaid your U.S. federal income tax, and whether you are able to obtain a tax refund or credit of the overpaid amount.
Foreign Accounts
In addition, U.S. federal withholding taxes may apply under the Foreign Account Tax Compliance Act ( the "FATCA") on certain types of payments, including dividends paid to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution agrees to undertake certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. The 30% federal withholding tax described in this paragraph cannot be reduced under an income tax treaty with the United States. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally also would apply to payments of gross proceeds from the sale or other disposition of common stock. Under proposed regulations, however, no withholding will apply with respect to payments of gross proceeds. The preamble to the proposed regulations specifies that taxpayers are permitted to rely on such proposed regulations pending finalization.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS SUCH AS ESTATE AND GIFT TAX OR UNDER ANY APPLICABLE TAX TREATY.

UNDERWRITERS
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and Allen & Company LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
Allen & Company LLC
Total:
The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively.
The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and the selling stockholder subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.
The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers at a price that represents a concession not in excess of $         per share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives.
We and the selling stockholder have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to         additional shares of common stock, consisting of         shares from us and         shares from the selling stockholder, at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.
The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us and the selling stockholder. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional          shares of common stock from us and the selling stockholder.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by:
Us	$	$	$
The selling stockholder	$	$	$
Proceeds, before expenses, to us	$	$	$
Proceeds, before expenses, to the selling stockholder	$	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $0.9 million.
Our common stock is listed on the New York Stock Exchange under the trading symbol “CHGG.”
We, our directors, executive officers and the selling stockholder have agreed that, without the prior written consent of Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of this prospectus (the "restricted period"):
•offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;
•file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or
•enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock.
whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock. These restrictions also do not apply to us in certain circumstances including in connection with the issuance of up to 5% of our shares of common stock outstanding immediately following the closing of this offering in acquisitions or other similar strategic transactions.
The restrictions described in the immediately preceding paragraph do not apply to our directors, or executive officers in certain circumstances, including (a) transactions relating to shares of common stock acquired in open market transactions after the completion of this offering; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the restricted period in connection with subsequent sales of common stock or other securities acquired in this offering or in such open market transactions; (b) transfers of shares of common stock or any security convertible into common stock (i) as a bona fide gift, (ii) to an immediate family member of such person or to any trust for the direct or indirect benefit of such person or the immediate family of such person, or if such person is a trust, to any beneficiary (including such beneficiary’s estate) of such person, in a transaction not involving a disposition for value, (iii) by will, other testamentary document or intestate succession upon the death of such person to the legal representative, heir, beneficiary or a member of the immediate family of such person, (iv) by operation of law pursuant to a court order or qualified domestic relations order, or pursuant to a settlement agreement not involving a disposition for value, related to the distribution of assets in connection with the dissolution of a marriage or civil union, (v) not involving a change in beneficial ownership, or (vi) if such person is a trust, to a trustor, trustee or beneficiary of the trust or to the estate of a trustor, trustee or beneficiary of such trust, provided that in the case of any transfer or distribution pursuant to clause (b)(i), (b)(ii), (b)(iii), (b)(v) or (b)(vi) each donee, distributee or transferee shall sign and deliver a lock‑up agreement containing restrictions substantially similar to the restrictions in this paragraph and in the case of any transfer or distribution pursuant to clause (b)(iv), such person shall use reasonable efforts to cause the transferee to execute and deliver a lock-up agreement containing restrictions substantially similar to the restrictions in this paragraph, provided further that in the case of any transfer or distribution pursuant to this clause (b), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period; (c) distributions of shares of common stock or any security convertible into common stock to limited partners, members or stockholders of such person’s affiliates, provided that in the case of any transfer or distribution pursuant to this clause (c), (i) each donee or distributee shall sign and deliver a lock‑up agreement containing restrictions substantially similar to the restrictions in this paragraph and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period; (d) (i) the “net” or “cashless” exercise or settlement of outstanding options, restricted stock units, warrants or rights to acquire shares of common stock or any security convertible into common stock, through the surrender of shares of common stock or such other securities directly to us in lieu of payment in cash of the exercise price, if applicable, and any tax withholding obligations due as a result of such exercise or settlement, pursuant to employee benefit plans or rights disclosed in this prospectus and in accordance with their terms, provided that any shares of common stock or such other securities acquired pursuant thereto shall be subject to restrictions substantially similar to the restrictions in this paragraph, (ii) forfeiture of shares of common stock or such other securities to us through the surrender of shares of common stock or such other securities directly to us to satisfy tax withholding obligations of such person in connection with the vesting, settlement or exercise of equity awards granted pursuant to employee benefit plans disclosed in this prospectus prior to the date of this prospectus, or (iii) dispositions of shares of common stock in open market transactions to generate such amount of net proceeds to such person from such sales (after deducting commissions) in an aggregate amount up to the total amount of taxes or estimated taxes (as applicable) that become due as a result of the exercise of stock option awards held by such person and issued pursuant to employee benefit plans or rights disclosed; provided that any filing under Section 16(a) of the Exchange Act that is made in connection with such surrender, forfeiture or disposition pursuant to this clause (d) shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in this clause and (B) no shares were sold by the reporting person (other than in the case of subpart (iii), where any filing under Section 16(a) of the Exchange Act shall state that the filing relates to shares of common stock being sold to generate net proceeds up to the total amount of taxes or estimated taxes (as applicable) that become due as a result of the exercise of stock option awards); (e) sales or transfers to us in connection with the repurchase by us of shares of common stock issued pursuant to employee benefit plans and subject to equity awards currently outstanding under such employee benefit plans disclosed in this prospectus, provided that in the case of any transfer or distribution pursuant to this clause (e), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period; (f) the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) no public announcement or filing under the Exchange Act shall be required or shall be made voluntarily in connection with the establishment or amendment of such plan during the restricted period; (g) any sales of common stock by such person made pursuant to a trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act prior to the date hereof and disclosed to the representative, provided that any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the restricted period shall state that such sales have been executed under a trading plan pursuant to Rule 10b5-1 under the Exchange Act and shall also state the date such trading plan was adopted; (h) the transfer of shares of common stock or any security convertible into or exercisable or exchangeable for common stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors, made to all holders of common stock involving a Change of Control (as defined below), provided, that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock initially transferred pursuant to this clause (h) and beneficially owned by such person shall remain subject to restrictions substantially similar to the restrictions in this paragraph; and (i) the transfer of shares of common stock or any security convertible into or exercisable or exchangeable for common stock, beneficially owned by such person, provided that the sum of all such transfers pursuant to this clause (i) by all directors and executive officers does not exceed 200,000 shares of common stock in the aggregate; provided further that prior to any transfer pursuant to this clause (i), such person shall obtain the prior written approval of our Chief Executive Officer and Chief Financial Officer.
Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.
In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.
We, the selling stockholder and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Selling Restriction
European Economic Area
In relation to each Member State of the European Economic Area, each a Relevant State, no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
(c)in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
We have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of us or the underwriters.
United Kingdom
In relation to the United Kingdom, no shares of common stock have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
(a)to any legal entity which is a qualified investor as defined under in Article 2 of the UK Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation); or
(c)in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (the "FSMA"),
provided that no such offer of shares shall require the Issuer or any representative to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any relevant state means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
We have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of us or the underwriters.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the

UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, (the "Order"), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Canada
The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation, or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations, and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, (the "SFA")) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person, which is:
•a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
•a trust (where the trustee is not an accredited investor), whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA, except:
•to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
•where no consideration is or will be given for the transfer;
•where the transfer is by operation of law; or
•as specified in Section 276(7) of the SFA.
Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the "SIX"), or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, Personalis, Inc., or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (the "FINMA") and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the "CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the "DFSA"). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (the "ASIC") in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act") and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the "Exempt Investors"), who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California. Davis Polk & Wardwell LLP, Menlo Park, California is acting as counsel to the underwriters in connection with this offering.

EXPERTS
The financial statements and the related financial statement schedule of Chegg, Inc. (the "Company") as of and for the years ended December 31, 2019 and December 31, 2018, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and the effectiveness of the Company's internal control over financial reporting as of December 31, 2019, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules for the year ended December 31, 2017 included in our Annual Report on Form 10-K for the year ended December 31, 2019, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules for the year ended December 31, 2017 are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE
We “incorporate by reference” certain documents we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus or in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or free writing prospectus prepared by or on behalf of us to which we have referred you, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.
The following documents filed with the SEC are hereby incorporated by reference in this prospectus:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 20, 2020, including certain information incorporated by reference therein from our Definitive Proxy Statement for our 2020 annual meeting of stockholders filed with the SEC on April 17, 2020;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 4, 2020;
•our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on August 3, 2020;
•our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the SEC on October 26, 2020;
•our Current Reports on Form 8-K filed with the SEC on January 13, 2020, February 27, 2020, May 13, 2020, June 3, 2020, June 4, 2020, August 19, 2020, August 24, 2020, September 23, 2020, October 7, 2020, November 9, 2020, December 2, 2020, December 7, 2020; and
•the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 7, 2013 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:
Chegg, Inc.
3990 Freedom Circle
Santa Clara, CA 95054
(408) 855-5700
www.chegg.com

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly, current and special reports and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants like us that file electronically with the SEC. The address of the site is www.sec.gov.
Our Internet address is www.chegg.com. We make available free of charge, on or through the “Investors” section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any Internet addresses provided in this prospectus are for information only and are not intended to be hyperlinks. In addition, the information on or available through our website is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any free writing prospectus.
We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any free writing prospectus provided in connection with this offering. The shares of common stock offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.
This prospectus constitutes a part of a registration statement we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares of our common stock, reference is hereby made to the registration statement. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses, other than any underwriting discounts and commission, payable by us in connection with the offering of the securities being registered.

SEC registration fee		$(1)
Printing fees	25,000
Accounting fees and expenses	245,000
New York Stock Exchange listing fee
Legal fees and expenses	450,000
Transfer agent fees	5,000
Miscellaneous fees and expenses
Total		(2)
_____________
(1)In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, we are deferring payment of the registration fee for the securities offered.
(2)Does not include the deferred SEC registration fee.
Item 15.    Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.
As permitted by the Delaware General Corporation Law, the Registrant's restated certificate of incorporation contains provisions that eliminate the personal liability of its directors and executive officers for monetary damages for any breach of fiduciary duties as a director or officer, except liability for the following:
•any breach of the director's or executive officer’s duty of loyalty to the Registrant or its stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or
•any transaction from which the director or executive officer derived an improper personal benefit.
As permitted by the Delaware General Corporation Law, the Registrant's restated bylaws provide that:
•the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;
•the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;
•the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•the rights conferred in the restated bylaws are not exclusive.
The Registrant has entered, and intends to continue to enter, into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's restated certificate of incorporation and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant regarding which indemnification is sought. The indemnification provisions in the Registrant's restated certificate of incorporation, restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.
The Registrant currently carries liability insurance for its directors and officers.
Item 16.    Exhibits and Financial Statement Schedules

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement

3.1	Restated Certificate of Incorporation of the Registrant effective November 18, 2013	10-K	001-36180	3.01	March 4, 2016

3.2	Amended and Restated Bylaws of the Registrant, as amended on September 19, 2018	8-K	001-36180	3.1	September 20, 2018

4.1	Form of Registrant’s Common Stock Certificate	S-1/A	333-190616	4.01	October 1, 2013

4.3	Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934	10-K	001-36180	4.04	February 20, 2020

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X

23.3	Consent of Fenwick & West LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page hereto)					X
_____________
*    To be filed by amendment or as an exhibit to a document to be incorporated by reference.
Item 17.    Undertakings
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that subparagraphs (i),(ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934(and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d)The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on February 16, 2021.

CHEGG, INC.

By:	/s/ DAN ROSENSWEIG
Dan Rosensweig President, Chief Executive Offer and Co-Chairperson

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dan Rosensweig, Andrew Brown, and Woodie Dixon, Jr., or each one of them individually, as the undersigned’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this Registration Statement and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement) and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAN ROSENSWEIG	President, Chief Executive Officer and Co-Chairperson (Principal Executive Officer)	February 16, 2021
Dan Rosensweig

/s/ ANDREW BROWN	Chief Financial Officer (Principal Financial Officer)	February 16, 2021
Andrew Brown

/s/ ROBIN TOMASELLO	Vice President, Corporate Controller (Principal Accounting Officer)	February 16, 2021
Robin Tomasello

/s/ SARAH BOND	Director	February 16, 2021
Sarah Bond

/s/ RENEE BUDIG	Director	February 16, 2021
Renee Budig

/s/ PAUL LEBLANC	Director	February 16, 2021
Paul LeBlanc

/s/ MARNE LEVINE	Director	February 16, 2021
Marne Levine

/s/ RICHARD SARNOFF	Director and Co-Chairperson	February 16, 2021
Richard Sarnoff

/s/ TED SCHLEIN	Director	February 16, 2021
Ted Schlein

/s/ MELANIE WHELAN	Director	February 16, 2021
Melanie Whelan

/s/ JOHN YORK	Director	February 16, 2021
John York